UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement	[_] Confidential, For Use of the Commission only as permitted by Rule 14c-5(d)(2))

[_] Definitive Information Statement

MTM TECHNOLOGIES INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: ________________________________

(2) Aggregate number of securities to which transaction applies: ________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________

(4) Proposed maximum aggregate value of transaction: ________________________________________

(5) Total fee paid: _________________________________________________________________

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid: _____________________________________________________________

(2) Form, Schedule or Registration Statement No.: ____________________________________________

(3) Filing party: _______________________________________________________________________

(4) Date filed: _________________________________________________________________________

NOTICE OF ACTION BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDERS OF

MTM TECHNOLOGIES, INC.
1200 High Ridge Road
Stamford, Connecticut 06905

DATE FIRST MAILED TO STOCKHOLDER: May •, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of MTM Technologies, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of MTM Technologies, Inc., a New York corporation (‘‘we,’’ ‘‘us,’’ ‘‘our’’ or the ‘‘Company’’), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company and the holders of at least a majority of the issued and outstanding Series A Preferred Stock of the Company voting separately as a class, approving, by written consent dated May 1, 2008, (A) a further restatement of our restated certificate of incorporation to (i) effect a reverse stock split of our Common Stock at a reverse stock split ratio of 1-for-15, (ii) authorize the Company to issue in lieu of cash dividends on our Series A Preferred Stock, payment of the dividends due on November 21, 2008 in shares of our Series A Preferred Stock, (iii) increase the authorized number of shares of Series A-4 Preferred Stock from 9,000,000 to 9,150,000, and (iv) designate the Series A-9 Preferred Stock, and (B) the conversion of the Series A-6 Preferred Stock, the Series A-7 Preferred Stock, and the Series A-8 Preferred Stock into shares of Common Stock at a conversion price that is lower than the fair market price of such securities on the date such securities were issued.  Please review the Information Statement included with this Notice for a more complete description of these matters.

Our Board of Directors has fixed the close of business on April 28, 2008 as the record date for the determination of stockholders entitled to notice of the action by written consent.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action authorized by our majority stockholders can be taken 20 calendar days after the Information Statement is first mailed to the Company’s stockholders. Since the Information Statement is first being mailed to stockholders of the Company on May •, 2008, the corporate actions described therein may be taken on or after June •, 2008.  All actions that require amendments to our restated certificate of incorporation will take effect upon the filing of our Fourth Restated Certificate with the New York Secretary of State.  We anticipate that such filing will be made on or about June •, 2008, subject to prior abandonment of the reverse stock split as may be determined in the discretion of our Board of Directors.

As the matters set forth in this Notice and accompanying Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information. The Information Statement also serves as the notice required by Section 615(c) of the New York Business Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By Order of the Board of Directors,

____________________
J.W. Braukman III
Chief Financial Officer

Stamford, Connecticut
May •, 2008

Table of Contents

Page

Introductory Comment	1
Information About Votes Necessary to Effect the Transactions	2
Corporate Actions Taken to Approve the Transactions	3
Independent Committee of the Board of Directors and Board of Directors Approval	3
Stockholder Approval	3
Dissenters’ Rights of Appraisal	4
Cost of this Information Statement	4
Delivery of Materials to Households	4
APPROVAL OF THE FOURTH RESTATED CERTIFICATE TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF 1-FOR-15	5
Introduction	5
Effective Date	5
Reasons for the Reverse Stock Split	5
Effects of Reverse Stock Split	7
General	7
Fractional Shares	7
Effect on our Stock Plan	7
Effect on our Authorized Shares	8
Reduction In Stated Capital	8
Exchange of Stock Certificates	8
Federal Income Tax Consequences of the Reverse Split	9
Shareholder Approval	10
APPROVAL OF THE FOURTH RESTATED CERTIFICATE TO AUTHORIZE THE ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK IN LIEU OF CASH DIVIDENDS ON NOVEMBER 21, 2008	11
Background	11
Amendment	11
Effective Date	11
Interest of Our Management in the Proposal	12
Shareholder Approval	12

MTM TECHNOLOGIES, INC.
1200 High Ridge Road
Stamford, Connecticut 06905

INFORMATION STATEMENT

Introductory Comment

This Information Statement is being furnished by MTM Technologies, Inc. (‘‘we,’’ ‘‘us,’’ ‘‘our’’ or the ‘‘Company’’), in connection with action taken by the holders of at least a majority of the Company’s issued and outstanding voting securities and the holders of at least a majority of the issued and outstanding Series A Preferred Stock of the Company voting separately as a class, approving, by written consent dated May 1, 2008 (A) a further restatement of our restated certificate of incorporation, a copy of which is included herein as Appendix A (the “Fourth Restated Certificate”) to (i) effect a reverse stock split of our Common Stock at a reverse stock split ratio of 1-for-15 (the “Reverse Stock Split”), (ii) authorize the Company to issue in lieu of cash dividends on our Series A Preferred Stock, payment of the dividend due on November 21, 2008 in shares of our Series A Preferred Stock (the “Dividend Transaction”), (iii) increase the authorized number of shares of Series A-4 Preferred Stock from 9,000,000 to 9,150,000 (the “A-4 Increase”), and (iv) designate the Series A-9 Preferred Stock, and (B) the conversion of the Series A-6 Preferred Stock, the Series A-7 Preferred Stock, and the Series A-8 Preferred Stock into shares of Common Stock at a conversion price that is lower than the fair market price of such securities on the date such securities were issued (the “Conversion to Common Stock Approval”) (all of the above actions collectively referred to as the “Transactions”).

As used herein, “Pequot Fund” refers to Pequot Private Equity Fund III, L.P., “Pequot Partners” refers to Pequot Offshore Private Equity Partners III, L.P., and collectively with Pequot Fund, “Pequot,” “Constellation Venture” refers to Constellation Venture Capital II, L.P., “Constellation Offshore” refers to Constellation Venture Capital Offshore II, L.P., “BSC” refers to The BSC Employee Fund VI, L.P., “CVC” refers to CVC II Partners, LLC, and collectively with Constellation Venture, Constellation Offshore and BSC, “Constellation.”

Pequot currently holds approximately 56% of the voting power of our outstanding securities and Constellation currently holds approximately 14% of the voting power of our outstanding securities. Pequot and Constellation together own approximately 70% of the combined voting power of the Company’s Common Stock.

On May 1, 2008, Pequot and Constellation delivered to the Company an executed written consent of stockholders approving the Transactions and approving the filing of the Fourth Restated Certificate to effect the Transactions.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of at least a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you.

This Information Statement is being furnished pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), to our stockholders who would otherwise have been entitled to vote or give an authorization or consent in regard to the Transactions, with the exception of the designation of the Series A-9 Preferred Stock, which action requires only the consent of a majority of our Preferred Stockholders and as such, the information regarding the designation of the Series A-9 Preferred Stock is not being furnished pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act but rather for informational purposes only.

Our Board of Directors has fixed the close of business on April 28, 2008 as the record date for the determination of stockholders entitled to notice of the action by written consent (the “Record Date”). This Information Statement is first being mailed on May •, 2008 to our stockholders of record as of the Record Date. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action authorized by our majority stockholders can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Accordingly, following expiration of such 20-day period, we anticipate filing with the Secretary of State of New York the Fourth Restated Certificate, implementing the Reverse Stock Split, the Dividend Transaction, the Series A-4 Increase, and the designation of the Series A-9 Preferred Stock in the manner so authorized, on or about June •, 2008, subject to the prior abandonment of the reverse stock split as may be determined in our Board of Director’s discretion.  Should our Board of Director’s decide not to effect the Reverse Stock Split, the Fourth Restated Certificate will be revised to exclude all references to the Reverse Stock Split and will be filed to effect all other matters described herein.

Our principal executive offices are located at 1200 High Ridge Road, Stamford, CT, 06905 and our telephone number is 203-975-3700.

Information About Votes Necessary to Effect the Transactions

If the Transactions (with the exception of the designation of the Series A-9 Preferred Stock which action requires only the consent of a majority of our Preferred Stockholders) were not approved by written consent, they would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Transactions. The elimination of the need for a special meeting of stockholders to approve the Fourth Restated Certificate is made possible by Section 615 of the New York Business Corporation Law (the “NY Law”), which provides that whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed, if the certificate of incorporation so permits, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.  Article Sixth of our restated certificate of incorporation provides such authority.

Pursuant to Section 803 of the NY Law, a majority in interest of our capital stock entitled to vote thereon is required in order to amend or restate our restated certificate of incorporation, and pursuant to Section 614(b) of the NY Law a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Conversion to Common Stock Approval.

Further pursuant to our restated certificate of incorporation the consent of at least a majority of our Series A Preferred Stockholders voting separately as a class is required to effect the Reverse Stock Split, the Dividend Transaction, the A-4 Increase and the designation of the Series A-9 Preferred Stock.

Our Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock and Series A-8 Preferred Stock (collectively referred to as the “Series A Preferred Stock”) and Common Stock are the only classes of our voting securities presently outstanding.

The Series A Preferred Stock votes on an as converted basis, such that each share of Series A Preferred Stock is entitled to that number of votes as equals the number of shares of Common Stock that the holder of such share of Series A Preferred Stock would receive upon conversion of the share of Series A Preferred Stock, provided that (i) for the shares of the Series A-1, A-2, and A-3 Preferred Stock, such number of votes shall not exceed such number of shares of Common Stock which would be received based on a conversion price of $1.45 per preferred share, (ii) the shares of the Series A-4, A-5, A-6, and A-7 Preferred Stock shall not exceed one vote per share, and (iii) the shares of the Series A-8 Preferred Stock, shall be one vote per each share of Common Stock into which the shares of Series A-8 Preferred Stock held by such holder would be converted if the Series A-8 conversion price were $1.177 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).

We had 28,711,272 shares of Series A Preferred Stock and 13,462,514 shares of our Common Stock outstanding as of the Record Date.  For voting purposes, the 28,711,272 shares of Series A Preferred Stock would convert into 33,309,554 shares of Common Stock.  Each share of Series A Preferred Stock as so converted, together with our Common Stock, is hereinafter collectively referred to as our “Voting Stock.”

Corporate Actions Taken to Approve the Transactions

Independent Committee of the Board of Directors and Board of Directors Approval

On April 25, 2008, our Independent Committee of the Board of Directors authorized (i) the Fourth Restated Certificate to effect the Transactions, subject to stockholder approval, (ii) authorized seeking shareholder approval for the Conversion to Common Stock Approval, and (iii) recommended that our Board of Directors approve the Transactions, and seek shareholder approval for the Conversion to Common Stock Approval.

On April 28, 2008, our Board of Directors approved the Transactions and authorized the Fourth Restated Certificate to effect the Transactions, and authorized seeking shareholder approval for the Conversion to Common Stock Approval.

Stockholder Approval

On May 1, 2008, Pequot and Constellation delivered to the Company an executed written consent of stockholders, voting as preferred stockholders and voting on an as converted basis as common stockholders, approving the Transactions and the filing of the Fourth Restated Certificate to effect the Transactions.  As of such date, Pequot beneficially owned approximately 56% of our Voting Stock and Constellation owned approximately 14% of our Voting Stock. Pequot and Constellation together owned approximately 70% of our Voting Stock as of April 28, 2008.

Dissenters’ Rights of Appraisal

The NY Law does not provide dissenters’ rights of appraisal to our stockholders in connection with the Transactions.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by us.

Delivery of Materials to Households

As permitted by applicable law, only one copy of this Information Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Information Statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the Information Statement to any shareholder residing at an address to which only one copy of such document was mailed.  Requests for additional copies should be directed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905 or by telephone at (203) 975-3700.

Shareholders who share an address can request the delivery of separate copies of future stockholder materials upon written request which should be directed to Investor Relations, at our corporate offices, 1200 High Ridge Road, Stamford, Connecticut 06905 or by telephone at (203) 975-3700.

APPROVAL OF THE FOURTH RESTATED CERTIFICATE TO EFFECT A REVERSE
STOCK SPLIT OF OUR COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF 1-FOR-15

Introduction

The Fourth Restated Certificate to effect the 1-for-15 reverse stock split of our Common Stock, among other things, was approved by our Independent Committee of the Board of Directors on April 25, 2008 and by our Board of Directors on April 28, 2008. On May 1, 2008, Pequot and Constellation who collectively own more than a majority of our Voting Stock executed a written consent authorizing the Reverse Stock Split. Accordingly, we have secured the necessary authorization for the Reverse Stock Split and the filing of the Fourth Restated Certificate.

Effective Date

The effective date of the Reverse Stock Split (the ‘‘Effective Date’’), if implemented by our Board of Directors, will be the date and time on which the Fourth Restated Certificate is accepted and recorded by the New York Secretary of State, which is anticipated to be on or about June •, 2008, but in no case will the Effective Date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.

If, at any time prior to the filing of the Fourth Restated Certificate, our Independent Committee of the Board of Directors and our Board of Directors, in their discretion, determines that the Reverse Stock Split is no longer in the Company’s best interests and the best interests of our stockholders, the Reverse Stock Split may be abandoned, without any further action by our stockholders.

If the Board of Directors does not implement the reverse stock split prior to December 31, 2008, its authorization to implement the reverse stock split will terminate.

Reasons for the Reverse Stock Split

The Independent Committee of the Board of Directors and the Board of Directors authorized the Reverse Stock Split with the primary intent of increasing the per share trading price of our Common Stock, which is publicly traded and listed on The NASDAQ Capital Market. A higher per share price for the Company’s Common Stock may allow the Company to avoid having its Common Stock delisted from The NASDAQ Capital Market. A reverse stock split could also improve the marketability and liquidity of the Company’s Common Stock.  Accordingly, for these reasons, the Company believes that effecting the Reverse Stock Split would be in the Company’s and our stockholders’ best interests.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol ‘‘MTMC.’’ On May •, 2008, the closing price per share of our Common Stock on The NASDAQ Capital Market was $•.

In order for the Company’s Common Stock to continue to be quoted on The NASDAQ Capital Market, it must satisfy certain listing maintenance standards of the NASDAQ

 Marketplace Rules. On November 12, 2007, we received a notice from the Listing Qualifications Staff of The NASDAQ Stock Market stating that for the last 30 consecutive business days, the bid price of our Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion under NASDAQ Marketplace Rule 4450(a)(5). Pursuant to NASDAQ Marketplace Rule 4450(e)(2), we were provided 180 calendar days or until May 12, 2008 to regain compliance.

Since receiving the notice from Nasdaq referenced above, our Common Stock has not traded above $1.00, nor do we anticipate that it will trade above $1.00 for at least a ten day period before May 12, 2008.  As such, on or about May 12, 2008, we anticipate that we will receive a second notice from the Listing Qualifications Staff stating that our Common Stock will be delisted from The NASDAQ Capital Market due to the our failure to evidence a closing bid price of $1.00 per share, as required by NASDAQ Marketplace Rule 4450(a)(5), prior to the expiration of the 180 day grace period. The notice will state that our Common Stock will be delisted from The NASDAQ Capital Market at a determined date, unless we requested a hearing before the NASDAQ Listing Qualifications Panel.  We will request such a hearing before the NASDAQ Listing Qualifications Panel to review the staff determination to delist our Common Stock and to seek continued listing of our Common Stock on The NASDAQ Capital Market. Our hearing request will stay the delisting of our Common Stock until the Listing Qualifications Panel renders a determination after the hearing.  At the hearing, we will request an opportunity to implement the Reverse Stock Split and allow the post-split shares to trade for a sufficient time to meet the $1.00 minimum bid price listing standard. In order to demonstrate compliance with the NASDAQ bid price requirement, we will be required to evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days (NASDAQ in its discretion may monitor the bid price for as long as twenty business days).

There can be no assurance that the Listing Qualification Panel will grant our request for continued listing on The NASDAQ Capital Market. In the event the NASDAQ panel determines not to grant our request for an exception to the bid price requirement until such time as we are able to effect the reverse stock split and evidence compliance with the bid price requirement or in the event the reverse stock split fails to bring us back into compliance with the $1.00 per share bid price requirement, our Common Stock would be delisted from The NASDAQ Capital Market and our Common Stock would trade on the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. Such alternative markets are generally considered to be less efficient than, and not as liquid as, The NASDAQ Capital Market.

The Board of Directors expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to regain compliance with the NASDAQ minimum bid price listing standard. The effect of a reverse split upon the market price of our Common Stock is unpredictable, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of our Common Stock after the reverse split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split. There can be no assurance that the market price per post-split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our Common Stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance and general market conditions.

Effects of Reverse Stock Split

General

The Reverse Stock Split will affect all of our common stockholders uniformly and will not affect any common stockholder’s percentage ownership interests in our Company or proportionate voting power, other than as a result of the elimination of fractional shares as described below.

If we determine to implement the Reverse Stock Split, the principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Common Stock based on the 1-for-15 split ratio.  We currently have 13,462,514 shares of Common Stock outstanding.  As a result of the Reverse Stock Split we will have approximately 897,500 shares of Common Stock outstanding post-split.

Our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. Our Common Stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act and we will continue to be subject to the periodic reporting requirements of the Exchange Act.

If implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in ‘‘round lots’’ of even multiples of 100 shares. We believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Stock Split.

Fractional Shares

In lieu of issuing fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of Common Stock then held on the record date by the holder, and (ii) the average of the high and low trading prices of the Company’s Common Stock on NASDAQ during regular trading hours for the 5 trading days immediately preceding the Effective Date, as adjusted for the split ratio.

Effect on our Stock Plan

As of April 28, 2008, there were 3,565,476 outstanding stock options and restricted stock units under our 1996 Stock Option Plan, 1998 Stock Option Plan, 2000 Long-Term Performance Plan, 2002 Long-Term Performance Plan, 2004 Equity Incentive Plan, and Associate Stock Purchase Plan (as amended from time to time, the ‘‘Stock Plans’’). Pursuant to the terms of the Stock Plans, the Company expects that our Compensation Committee, if the Reverse Stock Split is effected, will appropriately adjust, as applicable to each Stock Plan,  the (i) number of shares of Common Stock available under the Stock Plans, (2) number of shares of Common Stock issuable upon exercise of outstanding options or vesting of restricted stock units, and (3) exercise price, grant price or purchase price relating to any award.  All adjustments will be done in a manner to prevent the dilution or enlargement of the rights of grantees.  Further, the maximum number of shares subject to awards which may be awarded to any grantee during any period shall also be proportionately adjusted.  The Company expects that pursuant to its existing authority under the Stock Plans to do so, the Compensation Committee will proportionately adjust the number of all outstanding equity awards using the 1-for-15 split ratio and will adjust the exercise price for each stock option by increasing such price 15 times. For illustrative purposes only, an outstanding stock option for 1500 shares of Common Stock, exercisable at $1.00 per share, would be adjusted as a result of the 1-for-15 split ratio into an option exercisable for 100 shares of Common Stock at an exercise price of $15 per share. In connection with the Reverse Stock Split, the Compensation Committee will also implement technical, conforming changes to the Stock Plans. In each case, the number of shares will be rounded to avoid fractional shares.

Effect on our Authorized Shares

As of April 28, 2008, the Company was authorized to issue two classes of stock, designated as “Common Stock” and “Preferred Stock”. The total number of shares of capital stock that the Company is authorized to issue is 198,000,000 shares. The total number of shares of Common Stock that the Company is authorized to issue 150,000,000 shares, par value $0.001. The total number of shares of Preferred Stock that the Company is authorized to issue is 48,000,000, par value $0.001.

Our authorized Common Stock will not be reduced, as such, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the Reverse Stock Split. These shares may be issued by our Board of Directors in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.  The Reverse Stock Split will have no effect on the number of our currently authorized, issued or unissued shares of Preferred Stock.

Reduction In Stated Capital

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split, and the additional paid-in-capital account shall be credited with the amount by which the stated capital is reduced.

Exchange of Stock Certificates

If the Reverse Stock Split is effected, upon the filing of the Fourth Restated Certificate, all the old Common Stock will be converted into new Common Stock as set forth in such amendment. As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates and payment for any fractional shares. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Federal Income Tax Consequences of the Reverse Split

The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to us and to holders of our Common Stock that hold such stock as a capital asset for federal income tax purposes.  This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our Common S tock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split.  The following summary does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws.  ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences for a holder of our Common Stock pursuant to the Reverse Stock Split will be as follows:

1.	the holder should not recognize any gain or loss for federal income tax purposes (except for cash, if any, received in lieu of a fractional share of Common Stock);

2.
the holder’s aggregate tax basis of the Common Stock received pursuant to the Reverse Stock Split, including any fractional share of the Common Stock not actually received, should be equal to the aggregate tax basis of such holder’s Common Stock surrendered in exchange therefor;

3.	the holder’s holding period for the Common Stock received pursuant to the Reverse Stock Split should include such holder’s holding period for the Common Stock surrendered in exchange therefor;

4.
cash payments received by the holder for a fractional share of Common Stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then redeemed by us, and such holder generally should recognize capital gain or loss (if the shares of old Common Stock allocated to the fractional shares were held by the holder as capital assets) with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share.  Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year; and

5.	we should not recognize gain or loss as a result of the Reverse Stock Split.

HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

Shareholder Approval

We are required, under New York State corporate law, to obtain approval from our shareholders to amend or restate our restated certificate of incorporation by obtaining the affirmative approval of at least a majority of all outstanding shares entitled to vote on such matter, and in addition, pursuant to our restated certificate of incorporation, in order to effect a re-capitalization of the Company, a majority of the then outstanding shares of Series A Preferred Stock must consent to such amendment.

On May 1, 2008, Pequot and Constellation delivered to the Company an executed written consent of stockholders, voting as preferred stockholders and voting on an as converted basis as common stockholders, approving the Reverse Stock Split, among other things, and the filing of the Fourth Restated Certificate to effect the Transactions. As of such date, Pequot beneficially owned approximately 56% of our Voting Stock and Constellation owned approximately 14% of our Voting Stock. Pequot and Constellation together owned approximately 70% of our Voting Stock as of April 28, 2008.

As shareholders holding a majority of our Voting Stock have already approved the Reverse Stock Split, WE ARE NOT SEEKING ANY CONSENT, AUTHORIZATION OR PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPROVAL OF THE FOURTH RESTATED CERTIFICATE TO AUTHORIZE THE
ISSUANCE OF SHARES OF SERIES A PREFERRED STOCK IN LIEU OF CASH
DIVIDENDS ON NOVEMBER 21, 2008

Background

The Independent Committee of the Board of Directors and our Board of Directors unanimously adopted a resolution recommending that the Company’s restated certificate of incorporation be further restated to allow the Company to issue Series A Preferred Stock in lieu of cash dividends on our Series A Preferred Stock on November 21, 2008.

Article Fourth (B) of our restated certificate of incorporation provides that the holders of our Series A Preferred Stock are entitled from and after May 21, 2006 to receive, and shall be paid semi-annually in arrears in cash out of funds legally available therefore, cumulative dividends, accrued semi annually, in an amount equal to 6% of the applicable Series A Purchased Shares Purchase Price, as set forth in our restated certificate of incorporation, per share, per annum with respect to each share of the Series A Preferred Stock; provided however, that, from and after May 21, 2006 to and including May 21, 2008, dividends may, at the option of the Company, be paid to the holders of our Series A Preferred Stock in cash, or in property or shares of the applicable Series A Preferred Stock valued at the applicable Series A Purchased Shares Purchase Price.

The Independent Committee of the Board of Directors, the Board of Directors and the holders of a majority of our Voting Stock believe that it is in the best interest of the Company for the holders of our Series A Preferred Stock to waive their rights to receive cash dividends on November 21, 2008; and with respect to the November 21, 2008 dividend payment, the holders of our Series A Preferred Stock have agreed to receive in lieu of cash dividends, payment of the dividend due on November 21, 2008 in shares of the applicable Series A Preferred Stock valued at the applicable Series A Purchased Shares Purchase Price per share.

Amendment

The authority of the Company to issue Series A Preferred Stock in lieu of cash dividends on November 21, 2008 would become effective by restating Article Fourth (B)(b) of our restated certificate of incorporation to read as follows:

“Notwithstanding anything contained in Section (B)(1)(a) of this ARTICLE FOURTH to the contrary, from and after May 21, 2006 to and including November 21, 2008, dividends may, at the option of the Corporation, be paid to the Holders in cash, or in property or shares of the applicable Series A Preferred Stock valued at the applicable Series A Purchased Shares Purchase Price.”

Effective Date

The effective date of the Fourth Restated Certificate to allow for the issuance of Series A Preferred Stock as dividends in lieu of cash will be the date and time on which such is accepted and recorded by the New York Secretary of State, which is anticipated to be on or about June •,

2008, but in no case will the effective date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.

Interest of Our Management in the Proposal

The holders of our Series A Preferred Stock, at the option of the Company, will receive the dividends in the form of Series A Preferred Stock in lieu of cash.  Pequot and Constellation own all of our issued and outstanding Series A Preferred Stock.  Both Gerald A. Poch and Sterling Phillips are members of the Company’s Board of Directors and are affiliated with Pequot. Thomas Wasserman is a member of our Board of Directors and is affiliated with Constellation.

Shareholder Approval

We are required, under New York State corporate law, to obtain approval from our shareholders to amend or restate our restated certificate of incorporation by obtaining the affirmative approval of at least a majority of all outstanding shares entitled to vote on such matter, and in addition, pursuant to our restated certificate of incorporation, in order to pay any dividends or distributions on the capital stock of the Company except for dividends on the Series A Preferred Stock as provided in the restated certificate of incorporation, a majority of the then outstanding shares of Series A Preferred Stock must consent to such amendment.

On May 1, 2008, Pequot and Constellation delivered to the Company an executed written consent of stockholders, voting as preferred stockholders and voting on an as converted basis as common stockholders, approving the Dividend Transaction, among other things, and the filing of the Fourth Restated Certificate to effect the Transactions. As of such date, Pequot beneficially owned approximately 56% of our Voting Stock and Constellation owned approximately 14% of our Voting Stock. Pequot and Constellation together owned approximately 70% of our Voting Stock as of April 28, 2008.

As shareholders holding a majority of our Voting Stock have already approved the issuance of the Series A Preferred Stock in lieu of cash dividends on November 21, 2008, WE ARE NOT SEEKING ANY CONSENT, AUTHORIZATION OR PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPROVAL OF THE FOURTH RESTATED CERTIFICATE TO AUTHORIZE AN INCREASE OF THE AUTHORIZED SHARES OF SERIES A-4 PREFERRED STOCK

Amendment

The Independent Committee of the Board of Directors and our Board of Directors unanimously adopted a resolution recommending that the Company’s restated certificate of incorporation be further restated to increase the number of shares of authorized Series A-4 Preferred Stock of the Company to 9,150,000 shares from 9,000,000 shares. Such increase in the number of authorized shares of Series A-4 Preferred Stock would become effective by restating Article Fourth (A)(1)(a) and Article Fourth (A)(1)(b) of the restated certificate of incorporation to read as follows:

Article Fourth (A)(1)(a)

“The Corporation is authorized to issue two classes of stock to be designated as “Common Stock” and “Preferred Stock”. The total number of shares of capital stock that the Corporation is authorized to issue is one hundred ninety-eight million (198,000,000) shares. The total number of shares of Common Stock that the Corporation is authorized to issue is one hundred fifty million (150,000,000) shares, par value $0.001 (the “Common Stock”). The total number of shares of Preferred Stock that the Corporation is authorized to issue is forty eight million (48,000,000) shares, par value $0.001, thirty-nine million four hundred fifty thousand (39,450,000) of which are designated as “Series A Preferred Stock”, four million two hundred thousand (4,200,000) of which are designated as “Series A-1 Preferred Stock”, two million six hundred thousand (2,600,000) of which are designated as “Series A-2 Preferred Stock”, seven million two hundred thousand (7,200,000) of which are designated as “Series A-3 Preferred Stock”, nine million one hundred fifty thousand (9,150,000) of which are designated as “Series A-4 Preferred Stock” and eight million (8,000,000) of which are designated as “Series A-5 Preferred Stock”, three million (3,000,000) of which are designated as “Series A-6 Preferred Stock”, four million five hundred thousand (4,500,000) of which are designated as “Series A-7 Preferred Stock”, and eight hundred thousand (800,000) of which are designated as “Series A-8 Preferred Stock” (the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, and Series A-8 Preferred Stock, collectively, the “Series A Preferred Stock”).”

Article Fourth (A)(1)(b)

“The Board of Directors is authorized to divide the eight million five hundred fifty thousand (8,550,000) shares of Preferred Stock that are not designated as Series A Preferred Stock from time to time into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations or restrictions for the shares of such series. The resolution or resolutions of the Board of Directors providing for the division of such Preferred Stock into series may include the following provisions”

Due to the fact that the Fourth Restated Certificate also designates Series A-9 Preferred Stock, as explained herein under the heading “Approval of the Fourth Restated Certificate to Authorize the Issuance of Shares of Series A-9 Preferred Stock,” Article Fourth (A)(1)(a) and Article Fourth (A)(1)(b) of the restated certificate of incorporation are further revised to provide for the designation of 830,000 shares of Series A-9 Preferred Stock, and therefore, Article Fourth (A)(1)(a) and Article Fourth (A)(1)(b) in the Fourth Restated Certificate appear as follows:

Article Fourth (A)(1)(a)

“The Corporation is authorized to issue two (2) classes of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of capital stock that the Corporation is authorized to issue is one hundred ninety eight million (198,000,000) shares. The total number of shares of Common Stock that the Corporation is authorized to issue is one hundred fifty million (150,000,000) shares, par value $0.001 (the "Common Stock"). The total number of shares of Preferred Stock that the Corporation is authorized to issue is forty eight million (48,000,000), par value $0.001, forty million two hundred eighty thousand (40,280,000) of which are designated as "Series A Preferred Stock", four million two hundred thousand (4,200,000) of which are designated as "Series A-1 Preferred Stock", two million six hundred thousand (2,600,000) of which are designated as "Series A-2 Preferred Stock", seven million two hundred thousand (7,200,000) of which are designated as "Series A-3 Preferred Stock", nine million one hundred fifty thousand (9,150,000) of which are designated as "Series A-4 Preferred Stock", eight million (8,000,000) of which are designated as "Series A-5 Preferred Stock", three million (3,000,000) of which are designated as “Series A-6 Preferred Stock”, four million five hundred thousand (4,500,000) of which are designated as “Series A-7 Preferred Stock”, eight hundred thousand (800,000) of which are designated as "Series A-8 Preferred Stock", and eight hundred thirty thousand (830,000) of which are designated as “Series A-9 Preferred Stock” (the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, Series A-8 Preferred Stock, and Series A-9 Preferred Stock, collectively, the "Series A Preferred Stock").”

Article Fourth (A)(1)(b)

“The Board of Directors is authorized to divide the seven million seven hundred twenty thousand (7,720,000) shares of Preferred Stock that are not designated as Series A Preferred Stock from time to time into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations or restrictions for the shares of such series. The resolution or resolutions of the Board of Directors providing for the division of such Preferred Stock into series may include the following provisions:”

The increase in authorized shares of Series A-4 Preferred Stock is recommended by the Independent Committee of the Board of Directors and our Board of Directors to provide sufficient reserves of such shares for the issuance of dividends.

Terms of the Series A-4 Preferred Stock

The additional shares of Series A-4 Preferred Stock would be identical to the shares of Series A-4 Preferred Stock now authorized and outstanding.

Rank

With the exception of conversion rights and certain voting rights in connection with conversion, the Series A-4 Preferred Stock will have the same rights as all other Series A Preferred Stock (please see the information set forth below under the headings “Voting and Approval Rights” and “Conversion”).  The Series A Preferred Stock ranks senior to our Common Stock with respect to dividend, redemption, liquidation and other rights.

Dividend Rights

The Series A-4 Preferred Stock will have the same dividend rights as all other Series A Preferred Stock.

From and after May 21, 2006, holders of the outstanding Series A Preferred Stock are entitled to receive, semi-annually in arrears in cash, cumulative dividends, accrued semi-annually, in an amount equal to 6% of the applicable Series A Preferred Stock purchase price. Dividends will be payable in cash, provided, however, from and after May 21, 2006 to May 21, 2008, the Company has the right to pay dividends in the form of cash, or in property or shares of the applicable Series A Preferred Stock valued at the applicable Series A Preferred Stock purchase price. As described herein, the Fourth Restated Charter will extend the Company’s right to pay dividends in shares of the applicable Series A Preferred Stock until November 21, 2008.

The Company will not declare or pay any dividends or other distributions on shares of any series of Preferred Stock, other than the Series A Preferred Stock, and the common stock until the holders of the Series A Preferred Stock shall have first received distributions of all accrued dividends as set forth above.

There are no restrictions on the repurchase or redemption of Series A Preferred Stock by the Company while there is any arrearage in the payment of dividends.

Liquidation Rights

The Series A-4 Preferred Stock will have the same liquidation rights as all other Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether from capital, surplus or earnings, in preference to any distribution to holders of common stock, an amount per share equal to the sum of the applicable Series A Purchased Shares Purchase Price (as appropriately adjusted for any stock splits, stock dividends, combinations, and the like) and any accrued but unpaid dividends on the Series A Preferred Stock.  If upon the occurrence of such event, the assets and funds available to be distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amounts due to such holders, then the entire assets and funds of the Company legally available for distribution shall be distributed among such holders, pro rata, based on the amount each such holder would receive if such full preferential amounts were paid.

In the event the Company proposes to take any action regarding the liquidation, dissolution or winding up of the Company which will involve the distribution of assets other than cash, the value of the assets to be distributed to the holders of the Series A Preferred Stock shall be determined in good faith by the consent or vote of the Board of Directors, and such determination shall be binding upon the holders of the Series A Preferred Stock and holders of our common stock, except that:

(i)           any securities distributed shall be valued as follows:

(A) securities not subject to investment letter or other similar restrictions on free marketability, unless otherwise agreed or approved in writing by a majority in interest of the Series A Preferred Stock:

(1) if traded on a securities exchange or Nasdaq, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending two (2) trading days prior to the distribution of such securities;

(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending two (2) trading days prior to the distribution of such securities; and

(3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the consent or vote of the Board of Directors and such determination shall be binding upon the holders of the Series A Preferred Stock  and holders of our common stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability will be to make an appropriate discount from the market value determined as above to reflect the approximate fair market value thereof, as determined in good faith by the consent or vote of the Board of Directors, and such determination will be binding upon the holders of the Series A Preferred Stock and holders of our common stock.

(ii)	The value of any other asset shall be determined in good faith by the consent or vote of the Board of Directors.

Voting and Approval Rights

Holders of the Series A-4 Preferred Stock will be entitled to vote together with all other classes and series of Voting Stock on all actions to be taken by the shareholders of the Company.  Solely for voting purposes, the number of votes for each Series A-4 Preferred Stock will be one vote per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), (or after the Reverse Stock Split is effective, the number of votes for each share of Series A-4 Preferred Sock shall be one-fifteenth vote per share).  There are certain matters as to which by law and by terms of the Preferred Stock the Preferred Stock voting as a class has separate approval rights.

So long as at least 30% of the shares of Series A Preferred Stock actually issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity of the Company, reclassifications of other similar events involving a change with respect to the Series A Preferred Stock), without the approval of the majority of the holders of the Series A Preferred Stock of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately from any other class of the Company’s capital stock, but together as a single group, the Company will not:

•	consummate a merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company;

•	make an acquisition or series of related acquisitions for consideration aggregating more than $30,000,000 in value;

•
issue any other class or series of capital stock of the Company ranking as to dividend rights, redemption rights, liquidation preference and other rights on parity or senior to the Series A Preferred Stock;

•	pay any dividends or distributions on the capital stock of the Company, except for dividends on the Series A Preferred Stock as provided in our Restated Certificate of Incorporation;

•	amend our Restated Certificate of Incorporation or our bylaws to adversely affect the voting powers, preferences or other rights of the Series A Preferred Stock;

•	consent to any liquidation, dissolution, re-capitalization or reorganization of the Company;

•
borrow funds (in one or a series of related borrowings) in an amount exceeding $5,000,000 other than (i) revolving lines of credit provided by lenders based upon the Company's accounts receivable, (ii) floor plan financings not to exceed $25,000,000 on customary terms and conditions and (iii) renewals or replacements of the Company’s existing lines of credit and floor plan financings; or

•
redeem or purchase any of the capital stock of the Company, except repurchases of our common stock held by employees upon termination of employment pursuant to employment agreements in effect on May 21, 2004.

Conversion

The Series A-4 Preferred Stock will be convertible into our common stock at any time at the election of the holders thereof.  After the date that is eighteen months following the issuance of the Series A-4 Preferred Stock, the Series A-4 Preferred Stock will automatically convert into our common stock at the applicable conversion rate in effect on the date on which the weighted average closing price of our common stock for the immediately preceding sixty consecutive trading days exceeds four times the Series A-4 Preferred Stock conversion price.  However, there will not be an automatic conversion unless at the time of such proposed conversion we shall have on file with the Securities and Exchange Commission (the “SEC”) an effective registration statement with respect to the shares of our common stock issued or issuable to the holders (A) on conversion of the Series A Preferred Stock then issued or issuable to such holders, (B) on exercise of all of the warrants to purchase our common stock pursuant to the Initial Purchase Agreement, as defined in our restated certificate of incorporation, and (C) on exercise of all of the warrants to purchase our common stock pursuant to the New Purchase Agreement, as defined in our restated certificate of incorporation, and such shares of our common stock have been listed on Nasdaq (or other national stock exchange or national over-the-counter bulletin board approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock).

The Series A-4 Preferred Stock will convert into such number of fully paid and nonassessable shares of Common Stock as obtained by (i) multiplying the number of shares of Series A-4 Preferred Stock to be converted by the Series A-4 Purchased Shares Purchase Price ($3.25) and (ii) dividing the result by the conversion price equal to $2.7672 per share (or $41.5080 after the Reverse Split is implemented), subject to adjustments for certain dilutive equity issuances and for stock splits, stock dividends and similar events.

Preemptive Rights

Holders of the Series A Preferred Stock will, subject to certain exceptions contained in the Fourth Restated Certificate be entitled to purchase their respective pro rata share of any future private equity offering we may conduct.

Effective Date

The effective date of Fourth Restated Certificate for the A-4 Increase will be the date and time on which such amendment is accepted and recorded by the New York Secretary of State, which is anticipated to be on or about June •, 2008, but in no case will the effective date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.

Interest of Our Management in the Proposal

The holders of our Preferred Stock, at the option of the Company, will receive dividends on May 21, 2008 and November 21, 2008 in the form of Series A Preferred Stock in lieu of cash, and thereafter will receive cash dividends.  Pequot and Constellation own all of our issued and outstanding Series A Preferred Stock.  Both Gerald A. Poch and Sterling Phillips are members of the Company’s Board of Directors and are affiliated with Pequot. Thomas Wasserman is a member of our Board of Directors and is affiliated with Constellation.

Shareholder Approval

We are required, under New York State corporate law, to obtain approval from our shareholders to amend or restate our restated certificate of incorporation by obtaining the affirmative approval of at least a majority of all outstanding shares entitled to vote on such matter, and in addition, pursuant to our restated certificate of incorporation, in order to issue any other class or series of capital stock of the Company ranking as to dividend rights, redemption tights, liquidation preferences and other rights on parity or senior to the Series A Preferred Stock, a majority of the then outstanding shares of Series A Preferred Stock must consent to such amendment.

On May 1, 2008, Pequot and Constellation delivered to the Company an executed written consent of stockholders, voting as preferred stockholders and voting on an as converted basis as common stockholders, approving the increase of the authorized shares of the Series A-4 Preferred Stock, among other things, and the filing of the Fourth Restated Certificate to effect the Transactions. As of such date, Pequot beneficially owned approximately 56% of our Voting Stock and Constellation owned approximately 14% of our Voting Stock. Pequot and Constellation together owned approximately 70% of our Voting Stock as of April 28, 2008.

As shareholders holding a majority of our Voting Stock have already approved the A-4 Increase, WE ARE NOT SEEKING ANY CONSENT, AUTHORIZATION OR PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPROVAL OF THE CONVERSION OF THE SERIES A-6 PREFERRED STOCK, THE
SERIES A-7 PREFERRED STOCK AND THE SERIES A-8 PREFERRED STOCK INTO
COMMON STOCK AT A CONVERSION PRICE LOWER THAN THE FAIR MARKET
VALUE OF SUCH SECURITIES ON THE DATE OF ISSUANCE

Background

Rule 4350(i)(D) of the Marketplace Rules of Nasdaq requires that a company whose stock is listed on Nasdaq obtain shareholder approval for the sale, issuance or potential issuance of Common Stock, or securities convertible into its Common Stock, equal to 20% or more of its Common Stock or 20% or more of the voting power outstanding before the issuance, for less than the greater of book or market value of the stock.

Rule 4350(i)(A) of the Marketplace Rules of Nasdaq requires that a company whose stock is listed on Nasdaq obtain shareholder approval for the issuance of Common Stock or securities convertible into or exercisable for Common Stock by the company to its officers, directors, employees, or consultants, or an Affiliated Entity of such a person, in a private placement at a price less than the market value of the stock, obtain shareholder approval for such an issuance, as the issuance is considered a form of “equity compensation,” (for such purposes an Affiliated Entity is any entity where an officer, director, employee or consultant of the company: (i) is a partner, executive officer, or controlling shareholder, or (ii) would be the beneficial owner of or have a pecuniary interest in the securities issued by the company).

The Company issued the Series A-6 Preferred Stock and the Series A-7 Preferred Stock to Pequot and Constellation.  The Company issued the Series A-8 Preferred Stock to Pequot. Each of Pequot and Constellation are an “Affiliated Entity” pursuant to Nasdaq Market Rules.

At the time of the issuance of the Series A-6 Preferred Stock, the Series A-7 Preferred Stock and the Series A-8 Preferred Stock, no stockholder approval was required as such securities were issued for a purchase price that was greater than the market value of the Company’s Common Stock at the date of issuance (the “Issuance Date”). However, each of the purchase agreements providing for the sale and purchases of the Series A-6 Preferred Stock, the Series A-7 Preferred Stock, and the Series A-8 Preferred Stock contained a provision that would prohibit the conversion of the Series A-6 Preferred Stock, the Series A-7 Preferred Stock, and the Series A-8 Preferred Stock into shares of Common Stock if such conversion would violate Rule 4350 of the Marketplace Rules.

Article FOURTH (B)(4)(a)(v) of our restated certificate of incorporation provides for certain adjustments to be made to the Series A Conversion Price (as defined in such certificate) upon the occurrence of certain events listed therein. Adjustments have been made to the Series A Conversion Price such that the conversion price is currently lower than the fair market of the Company’s Common Stock at the Issuance Date.

As a result of such adjustments, the Series A-6 Preferred Stock, the A-7 Preferred Stock and the Series A-8 Preferred Stock may not be converted to Common Stock without the prior consent of the shareholders.

It is consistent with the Company’s intention at the time of the issuance of the Series A-6 Preferred Stock, the Series A-7 Preferred Stock, and the Series A-8 Preferred Stock that such series of Preferred Stock be convertible into Common Stock.

Effective Date

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action authorized by our majority stockholders can be taken 20 calendar days after the Information Statement is first mailed to the Company’s stockholders. Since the Information Statement is first being mailed to stockholders of the Company on May •, 2008, the corporate actions described therein may be taken or become effective on or after June •, 2008.

Interest of Our Management in the Proposal

Pequot and Constellation own all of our issued and outstanding Series A Preferred Stock.  Both Gerald A. Poch and Sterling Phillips are members of the Company’s Board of Directors and are affiliated with Pequot. Thomas Wasserman is a member of our Board of Directors and is affiliated with Constellation.

Shareholder Approval

The affirmative approval of at least a majority of all outstanding shares entitled to vote on such matter is required in connection with the Conversion to Common Stock Approval.

On May 1, 2008, Pequot and Constellation delivered to the Company an executed written consent of stockholders, voting as preferred stockholders and voting on an as converted basis as common stockholders, approving the Conversion to Common Stock Approval. As of such date, Pequot beneficially owned approximately 56% of our Voting Stock and Constellation owned approximately 14% of our Voting Stock. Pequot and Constellation together owned approximately 70% of our Voting Stock as of April 28, 2008.

As shareholders holding a majority of Voting Stock have already approved the Conversion of Common Stock, WE ARE NOT SEEKING ANY CONSENT, AUTHORIZATION OR PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPROVAL OF THE FOURTH RESTATED CERTIFICATE TO AUTHORIZE THE
ISSUANCE OF SHARES OF SERIES A-9 PREFERRED STOCK

The Company has issued to Pequot (i) certain promissory notes dated as of March 28, 2008 whereby the interest thereon, at the option of the Company, is payable in shares of the series of preferred stock of the Company next designated by the Company; and (ii) certain warrants dated as of February 28, 2008 to purchase shares of the series of preferred stock of the Company next designated by the Company.

Pursuant to the Company’s restated certificate of incorporation the Board of Directors is authorized to designate up to 8,700,000 shares of Preferred Stock that are not designated as Series A Preferred Stock from time to time as shares of one or more series of Preferred Stock, and to determine for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations or restriction for the shares of such series (the “Blank Check Preferred Stock”).

The Board of Directors, based on the recommendation of the Independent Committee of the Board of Directors, has designated the next series of preferred stock as the Series A-9 Preferred Stock, $0.001 par value (the “Series A-9 Preferred Stock”), consisting of 830,000 shares, which shares are designated from the Blank Check Preferred Stock, and having such terms as set forth in the Fourth Restated Certificate.

As the Series A-9 Preferred Stock has been designated from the Blank Check Preferred Stock, no stockholder approval is required to amend the Company’s restated certificate of incorporation to make such designation.  However, the Company’s restated certificate of incorporation requires that the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class, consent to the issuance of any other class or series of capital stock of the Company ranking as to dividend rights, redemption rights, liquidation preference and other rights on party or senior to the Series A Preferred Stock.

On May 1, 2008, Pequot and Constellation delivered to the Company an executed written consent of stockholders, voting as preferred stockholders approving the designation of the Series A-9 Preferred Stock.  Pequot and Constellation together owned 100% of our Preferred Stock as of April 28, 2008.

No approval of the Company’s common shareholders is required in connection with the designation of the Series A-9 Preferred Stock.  The information provided herein is for informational purposes. A description of the changes to the Company’s restated certificate of incorporation to designate the Series A-9 Preferred Stock is not required to be set forth in this Information Statement, however, as the Fourth Restated Certificate designates the Series A-9 Preferred Stock and because the Fourth Restated Certificate is included as an Exhibit to this Information Statement the Company is including this background information explaining why the Series A-9 Preferred Stock are being designated.

WE ARE NOT SEEKING ANY CONSENT, AUTHORIZATION OR PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Series A Preferred Stock and Common Stock are the only classes of our voting securities presently outstanding.

The following table sets forth as of the Record Date the beneficial ownership of the following persons:

•	each person known by us to beneficially own 5% or more of our Series A Preferred Stock and/or our Common Stock, based on filings with the SEC and certain other information;.

•	each of our “named executive officers” and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Our “named executive officers,” in accordance with SEC rules, are those executive officers who are required to be listed pursuant to Item 402(a)(3) of Regulation S-K. Except as otherwise indicated in the notes to the Beneficial Ownership Table, we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and the address for each beneficial owner listed in the table, except where otherwise noted, is MTM Technologies, Inc., 1200 High Ridge Road, Stamford, Connecticut 06905.

The following table does not include the Series A-9 Preferred Stock to be designated by the Fourth Restated Certificate. Pequot currently holds warrants to purchase 392,157 shares of our Series A-9 Preferred Stock that will become exercisable upon filing of the Fourth Restated Certificate.  The effect of including Pequot’s beneficial ownership of warrants to purchase 392,157 shares of our Series A-9 Preferred Stock is that Pequot will own 78.1% of our Series A Preferred Stock in comparison to 77.8% it owns without the Series A-9 Preferred Stock, and Pequot will own 75.4% of our Common Stock on an as converted basis in comparison to 75.3% it owns without the Series A-9 Preferred Stock.

	Series A Preferred Stock			Common Stock
Name of Shareholder	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares

Pequot Capital Management, Inc. (1)	22,996,987	(2)	77.8%	40,948,371	(3)	75.3%
Gerald A. Poch (4)	22,996,987	(5)	77.8%	41,058,371	(6)	75.5%
Constellation Group (7)	6,572,272	(8)	22.2%	9,332,729	(9)	40.9%
Clifford Rucker (10)	0		0.0%	3,377,566		25.1%
Howard A. Pavony	0		0.0%	795,656	(11)	5.9%
Steven H. Rothman	0		0.0%	897,303	(12)	6.6%
Arnold Wasserman	0		0.0%	150,750	(13)	1.1%
William Lerner	0		0.0%	102,250	(14)	0.8%
Alvin E. Nashman	0		0.0%	127,250	(15)	0.9%
Steven Stringer	0		0.0%	237,357	(16)	1.7%
J.W. Braukman III	0		0.0%	71,250	(17)	0.5%
Keith B. Hall	0		0.0%	0		0.0%
Sterling Phillips (18)	0	(19)	0.0%	40,000	(20)	0.3%
Thomas Wasserman (21)	0	(22)	0.0%	0	(23)	0.0%
Frank Carlucci	0		0.0%	0	(24)	0.0%
Stephen Hicks	0		0.0%	0	(25)	0.0%
All directors and executive officers as a group (persons)	29,569,259	(26)	100.0%	51,462,114	(27)	79.5%

(1)
According to a Schedule 13D/A filed with the SEC on February 4, 2004, as amended, Pequot Capital Management, Inc. (“Pequot Capital”) is the investment adviser/manager for both the Pequot Fund and Pequot Partners and holds voting and dispositive power over all shares held by such entities. Arthur J. Samberg is the executive officer, director and controlling shareholder of Pequot Capital. Gerald A. Poch, the chairman of our Board of Directors since May 21, 2004, and Sterling Phillips, one of our directors since April 2, 2008, are each employees of Pequot Capital and, along with Mr. Samberg, disclaim beneficial ownership of these securities except to the extent of their pecuniary interest.  The address for Pequot Capital, as well as the Pequot Fund and Pequot Partners is 500 Nyala Farm Road, Westport, Connecticut 06880.

(footnotes continued on next page)

(footnotes continued from previous page)

(2)
Represents (a) 3,118,155 shares of Series A-1 Preferred Stock owned of record by the Pequot Fund, (b) 439,557 shares of Series A-1 Preferred Stock owned of record by Pequot Partners, (c) 1,915,437 shares of Series A-2 Preferred Stock owned of record by the Pequot Fund, (d) 270,014 shares of Series A-2 Preferred Stock owned of record by Pequot Partners, (e) 1,841,767 shares of Series A-3 Preferred Stock owned of record by Pequot Fund, (f) 259,628 shares of Series A-3 Preferred Stock owned of record by Pequot Partners, (g) 4,885,023 shares of Series A-4 Preferred Stock owned of record by Pequot Fund, (h) 688,628 shares of Series A-4 Preferred Stock owned of record by Pequot Partners, (i) 2,504,804 shares of Series A-5 Preferred Stock owned of record by Pequot Fund, (j) 353,094 shares of Series A-5 Preferred Stock owned of record by Pequot Partners, (k) 1,838,905 shares of Series A-6 Preferred Stock owned of record by Pequot Fund, (l) 259,225 shares of Series A-6 Preferred Stock owned of record by Pequot Partners, (m) 3,387,296 shares of Series A-7 Preferred Stock owned of record by Pequot Fund, (n) 477,498 shares of Series A-7 Preferred Stock owned of record by Pequot Partners, (o) 664,311 shares of Series A-8 Preferred Stock owned of record by Pequot Fund, (p) 93,645 shares of Series A-8 Preferred Stock owned of record by Pequot Partners. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after November 21, 2007. Accrual of dividends on the Series A Preferred Stock commenced on May 21, 2006.

(3)
Represents (a) the maximum 35,654,227 shares of our Common Stock issuable upon conversion of all of the Series A Preferred Stock currently owned of record by Pequot Fund and Pequot Partners, as discussed in note (2) to this Beneficial Ownership Table, which shares are convertible within the 60 days following the date of the Beneficial Ownership Table, (b) 4,640,049 shares of our common stock issuable upon exercise of warrants held of record by the Pequot Fund, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, (c) 654,095 shares of our common stock issuable upon exercise of warrants held of record by Pequot Partners, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table. The numbers of shares of our common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants which the Pequot Fund and Pequot Partners own of record are subject to anti-dilution adjustment. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after November 21, 2007. Accrual of dividends on the Series A Preferred Stock commenced May 21, 2006.

(4)	The address for Mr. Poch is c/o Pequot Capital Management, Inc., 500 Nyala Farm Road, Westport, Connecticut 06880.

(footnotes continued on next page)

(footnotes continued from previous page)

(5)
Includes the shares of Series A Preferred Stock beneficially owned by Pequot Capital Management, Inc. (see note (2) to this Beneficial Ownership Table), of which Mr. Poch is a Managing Director. Mr. Poch disclaims beneficial ownership to the Series A Preferred Stock beneficially owned by Pequot Capital Management, Inc., except to the extent of his pecuniary interest therein.

(6)
Represents 110,000 shares of our common stock held by Mr. Poch in his personal account plus the 40,948,371 shares of our common stock beneficially owned by Pequot Capital (see note (3) to this Beneficial Ownership Table), of which Mr. Poch is a Managing Director. Mr. Poch disclaims beneficial ownership to our common stock beneficially owned by Pequot Capital Management, Inc., except to the extent of his pecuniary interest therein.

(7)
According to Amendment No. 4 to Schedule 13D filed with the SEC on January 19, 2007 and information provided to us by Constellation, The Bear Stearns Companies Inc. (“BSCI”) is the sole managing member of Constellation Ventures Management II, LLC (“Management”) and the sole stockholder of Bear Stearns Asset Management Inc. (“BSAM”). Management is the sole managing general partner of BSC, the sole general partner of Constellation Venture and the sole general partner of Constellation Offshore . Mr. Clifford H. Friedman, who served on our board of directors from December 7, 2004 to August 9, 2005, is a member of Management and a senior managing director of BSAM. Mr. Thomas Wasserman, who has served as our director since August 9, 2005, is an employee of BSAM. BSAM is the sole managing member of CVC and investment adviser to BSC, Constellation Ventures, Constellation Offshore and CVC. Management, BSAM and Mr. Friedman share investment and voting control of shares beneficially owned by BSC, Constellation Ventures and Constellation Offshore. BSAM exercises sole investment and voting control of shares beneficially owned by CVC. BSCI, Management, BSAM and Mr. Friedman disclaim beneficial ownership over the shares held by BSC, Constellation Ventures, Constellation Offshore and CVC except to the extent of their pecuniary interests therein. The address for each entity and person in the Constellation Group is 383 Madison Avenue, New York, New York 10179.

(footnotes continued on next page)

(footnotes continued from previous page)

(8)
Represents (a) 1,049,091 shares of Series A-3 Preferred Stock owned of record by Constellation Venture, (b) 558,227 shares of Series A-3 Preferred Stock owned of record by Constellation Offshore, (c) 467,828 shares of Series A-3 Preferred Stock owned of record by BSC, (d) 26,197 shares of Series A-3 Preferred Stock owned of record by CVC, (e) 1,497,613 shares of Series A-4 Preferred Stock owned of record by Constellation Venture, (f) 796,959 shares of Series A-4 Preferred Stock owned of record by Constellation Offshore, (g) 667,840 shares of Series A-4 Preferred Stock owned of record by BSC, (h) 37,396 shares of Series A-4 Preferred Stock owned of record by CVC, (i) 251,780 shares of Series A-5 Preferred Stock owned of record by Constellation Venture (j) 133,985 shares of Series A-5 Preferred Stock owned of record by Constellation Offshore, (k) 112,277 shares of Series A-5 Preferred Stock owned of record by BSC, (l) 6,286 shares of Series A-5 Preferred Stock owned of record by CVC, (m) 268,456 shares of Series A-6 Preferred Stock owned of record by Constellation Venture, (n) 142,860 shares of Series A-6 Preferred Stock owned of record by Constellation Offshore, (o) 119,714 shares of Series A-6 Preferred Stock owned of record by BSC, (p) 6,703 shares of Series A-6 Preferred Stock owned of record by CVC, (q) 214,178 shares of Series A-7 Preferred Stock owned of record by Constellation Venture, (r) 113,975 shares of Series A-7 Preferred Stock owned of record by Constellation Offshore, (s) 95,509 shares of Series A-7 Preferred Stock owned of record by BSC, and (t) 5,348 shares of Series A-7 Preferred Stock owned of record by CVC. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after November 21, 2007. Accrual of dividends on the Series A Preferred Stock commenced May 21, 2006.

(9)
Represents (a) the maximum 8,060,780 shares of our common stock issuable upon conversion of all of the Series A Preferred Stock currently owned of record by the Constellation Group, as discussed in note (8) to this Beneficial Ownership Table, which shares are convertible within the 60 days following the date of the Beneficial Ownership Table, (b) 635,002 shares of our common stock issuable upon exercise of warrants held of record by Constellation Venture, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, (c) 337,918 shares of our common stock issuable upon exercise of warrants held of record by Constellation Offshore, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, (d) 283,171 shares of our common stock issuable upon exercise of warrants held of record by BSC, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table, and (e) 15,858 shares of our common stock issuable upon exercise of warrants held of record by CVC, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table. The numbers of shares of our common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants which the Constellation Group owns of record are subject to anti-dilution adjustment. Does not include any shares of Series A Preferred Stock that we may issue in lieu of cash dividends on the Series A Preferred Stock for any period after November 21, 2007. Accrual of dividends on the Series A Preferred Stock commenced May 21, 2006.

(footnotes continued on next page)

(footnotes continued from previous page)

(10)	The address for Mr. Rucker is c/o Pappas and Lenzo, 114 Union Wharf, Boston, MA 02109.
(11)	Included 5,200 shares of our common stock issuable upon exercise of options granted to Mr. Pavony, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.
(12)
Includes 109,200 shares of our common stock issuable upon exercise of options granted to Mr. Rothman, which shares are exercisable within the 60 days following the date of this Beneficial Ownership Table. Does not include 4,000 shares of our common stock issuable upon exercise of options, which shares are not exercisable within the 60 days following the date of this Beneficial Ownership table nor does it include 2,000 restricted share units which do not vest within the 60 days following the date of this Beneficial Ownership table, or 1,125 shares of our common stock held by Mr. Rothman’s spouse.

(13)	Includes 98,000 shares of our common stock issuable upon exercise of options granted to Mr. Wasserman, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.
(14)	Includes 75,500 shares of our common stock issuable upon exercise of options granted to Mr. Lerner, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.
(15)	Includes 85,500 shares of our common stock issuable upon exercise of options granted to Dr. Nashman, which are exercisable within the 60 days following the date of this Beneficial Ownership Table.
(16)
Represents 232,357 shares of our common stock issuable upon exercise of options granted to Mr. Stringer, which are exercisable within 60 days following the date of this Beneficial Ownership Table.  Does not include 136,843 shares of our common stock issuable upon exercise of options, which are not exercisable within the 60 days following the date of this Beneficial Ownership Table nor does it include 60,900 restricted stock units which do not vest within the 60 days following the date of the Beneficial Ownership Table.

(17)
Represents 62,500 shares of our common stock issuable upon exercise of options granted to Mr. Braukman which are exercisable within 60 days following the date of this Beneficial Ownership Table. Does not include 187,500 shares of our common stock issuable upon exercise of options granted to Mr. Braukman, which are not exercisable within 60 days following the date of the Beneficial Ownership Table nor does it include 26,250 units which do not vest within 60 days following the date of the Benefit Ownership Table.

(footnotes continued on next page)

(footnotes continued from previous page)

(18)	The address for Mr. Phillips is c/o Pequot Capital Management, Inc., 500 Nyala Farm Road, Westport, Connecticut 06880.
(19)
Does not include the shares of Series A Preferred Stock beneficially owned by Pequot Capital (see note (2) to this Beneficial Ownership Table), of which Mr. Phillips is a Venture Partner. Mr. Phillips does not have voting power nor investment power with respect to the Series A Preferred Stock beneficially owned by Pequot Capital.

(20)
Does not include the shares of our common stock beneficially owned by Pequot Capital (see note (3) to this Beneficial Ownership Table), of which Mr. Phillips is a Venture Partner. Mr. Phillips does not have voting power nor investment power with respect to our common stock beneficially owned by Pequot Capital.

(21)	The address for Mr. Wasserman is c/o Bear Stearns Asset Management Inc., 383 Madison Avenue, New York, New York 10179.
(22)
Does not include the shares of our Series A Preferred Stock beneficially owned by Constellation Venture, Constellation Offshore, BSC and CVC (see note (8) to this Beneficial Ownership Table). Mr. Wasserman is a Vice President of Constellation Ventures. Mr. Wasserman does not have voting power nor investment power with respect to the Series A Preferred Stock beneficially owned by Constellation Venture, Constellation Offshore, BSC or CVC.

(23)
Does not include the shares of our common stock beneficially owned by Constellation Venture, Constellation Offshore, BSC and CVC (see note (9) to this Beneficial Ownership Table). Mr. Wasserman is a Vice President of Constellation Ventures. Mr. Wasserman does not have voting power nor investment power with respect to the common stock beneficially owned by Constellation Venture, Constellation Offshore, BSC or CVC.

(24)
Does not include 200,000 shares of our common stock issuable upon exercise of options granted to Mr. Carlucci, which are not exercisable within 60 days following the date of the Beneficial Ownership Table.

(25)
Does not include 75,000 shares of our common stock issuable upon exercise of options granted to Mr. Hicks, which are not exercisable within 60 days following the date of the Beneficial Ownership Table.

(26)	Includes those Series A Preferred Stock beneficially owned by our current executives officers and directors, as set forth in notes to this Beneficial Ownership Table.
(27)	Includes those common shares beneficially owned by our current executives officers and directors, as set forth in notes to this Beneficial Ownership Table.

Restated Shareholders’ Agreement

On August 1, 2005 we entered into an Amended and Restated Shareholders’ Agreement (as amended, the “Restated Shareholders Agreement”) with Pequot, Constellation, Howard A. Pavony and Steven H. Rothman. The Restated Shareholders Agreement reflected certain amendments to the original Shareholders’ Agreement entered into by the parties on May 21, 2004, as a condition to the consummation of our sale to the Pequot Fund and Pequot Partners of our Series A-1 Preferred Stock.

The Restated Shareholders Agreement provides that parties agree to vote, or cause to be voted, all securities of the Company owned by such party or over which such party has voting control so that the number of directors will consist of: (i) the Company’s CEO; (ii) two directors designated by Pequot Capital, or its assignee; (iii) one director designated by Constellation or its assignee; (iv) Mr. Rothman; (v) three “independent” directors, within the meaning of “independent” under the current rules of NASDAQ, selected by the Company’s nominating and corporate governance committee; and (vi) two additional independent directors to be selected by the CEO and reasonably acceptable to the Company’s nominating and corporate governance committee. Under certain circumstances where Pequot holds less than 25% of the securities Pequot purchased pursuant to the Purchase Agreement, the right to designate two directors in (ii) above will be reduced to one director and the above voting provisions will be adjusted in the manner described in the Restated Shareholders’ Agreement. On July 7, 2006, in connection with the termination of his employment with the Company, Mr. Rothman waived the obligation that Pequot and Constellation vote in favor of his appointment as a director and Mr. Rothman did not stand for reelection to the Board of Directors at the Company’s 2006 Annual Meeting of Shareholders.

The obligation of the parties under the Restated Shareholders’ Agreement will expire upon the earliest to occur of (i) the completion of any voluntary or involuntary liquidation or dissolution of the Company, (ii) the sale of all or substantially all of the Company’s assets or of a majority of the outstanding equity of the Company to any person that is not a party to the Restated Shareholders’ Agreement, or (iii) December 10, 2009. Messrs. Rothman and Pavony’s obligation to vote for (i) two directors designated by Pequot Capital, and (ii) one director designated by Constellation or its assignee, shall terminate if (a) Pequot or their assignees own less than 10% of the outstanding Series A Preferred Stock (or shares of our common stock issuable upon conversion thereof) issued to Pequot, (b) Constellation or its assignees own less than 10% of the Series A-3 Preferred Stock (or shares of our common stock issuable upon conversion thereof) issued to Constellation, or (c) any other shareholders that are introduced to the Company by Pequot own less than 10% of the shares acquired by such shareholders from the Company in a transaction not including a public offering or (ii) if Messrs. Pavony and Rothman individually own less than 10% of the number of shares of common stock owned by such person on December 10, 2004.

The Restated Shareholders Agreement also contains provisions (i) restricting the transfer of any securities by shareholders party to the Restated Shareholders Agreement in certain circumstances and (ii) granting the Investors certain rights of first refusal and tag-along rights with respect to any dispositions by Messrs. Pavony and Rothman of their shares of common stock.

FORWARD-LOOKING STATEMENTS

Statements contained in this Information Statement, and the documents incorporated by reference into this prospectus include “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. Forward-looking statements made in this prospectus, and the documents incorporated by reference into this prospectus generally are based on our best estimates of future results, performances or achievements, predicated upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “project,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “potential,” “opportunity” or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. Potential risks and uncertainties include, among other things, such factors as:

•	we require access to significant working capital and vendor credit to fund our day-to-day operations;

•	we have incurred losses in our last three fiscal years and our losses may continue;

•
our dependence on third party licenses and the failure to maintain our status as an authorized reseller/service provider of IT products could have a material adverse effect on our business and operations;

•
our failure to comply with the financial and other covenants under our credit facilities agreement and our other credit arrangements could lead to a termination of those agreements and an acceleration of our outstanding debt;

•	our ability to raise additional capital, if and as needed;

•	the competitive environments within the industries in which we operate;

•	the extent that our sales network and marketing programs achieve satisfactory response rates;

•	general economic conditions in the United States and elsewhere, as well as the economic conditions affecting the industries in which we operate; and

•	the other risks detailed in this form 14C and, from time to time, in our other filings with the Securities and Exchange Commission.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus, and the documents incorporated by reference into this Information Statement, and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this prospectus speak only as of the date hereof and we disclaim any obligation to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

WHERE TO GET MORE INFORMATION

Government Filings

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended.  As such, we file annual, quarterly and special reports, proxy statements and other documents with the SEC.  These reports, proxy statements and other documents may be inspected and copied at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E. Room 1580, Washington, DC 20549.  You may also obtain copies of such material by mail from the public reference facilities of the SEC’s Washington, D.C. offices, at prescribed rates.  Please call the SEC, at 1-800-SEC-0330, for further information on its public reference facilities.  In addition, the SEC maintains a world wide web site that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at the address “http://www.sec.gov.” Information contained on the SEC website is not part of this prospectus.

Nasdaq

Our Common Stock is listed on The Nasdaq Capital Market.  Material filed by us can also be inspected and copied at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

MTM Technologies, Inc.

Most of our SEC filings also are available at our website at “http://www.mtm.com.” Information contained on our website is not part of this Information Statement.  We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC.  Requests for such copies should be directed to: Investor Relations Department, MTM Technologies, Inc., 1200 High Ridge Road, Stamford, Connecticut 06905, Telephone number: (203) 975-3700.

APPENDIX A

FOURTH RESTATED CERTIFICATE OF INCORPORATION

OF

MTM TECHNOLOGIES, INC.

Under Section 807 of the Business Corporation Law

It is hereby certified that:

1.           The name of the corporation is MTM Technologies, Inc. (the “Corporation”).

2.           The Certificate of Incorporation of the Corporation was filed by the Department of State on May 12, 1986 (the “Certificate of Incorporation”), under the original name of Micros To Mainframes Inc.  A Restated Certificate of Incorporation was filed with the Secretary of State of New York on May 21, 2004 which among other things, changed the name of the Corporation to MTM Technologies, Inc. (the “First Restated Certificate”).  Further Restated Certificates of Incorporation were filed with the Secretary of State of New York on June 24, 2005 (the “Second Restated Certificate”) and on December 21, 2007 (the “Third Restated Certificate”).

3.           The text of the Certificate of Incorporation is hereby deleted in its entirety and restated as further amended to (i) effect a reverse stock split of the common stock, par value $0.001 per share, of the Corporation at a reverse stock split ratio of 1-for-15, (ii) authorize the Corporation to issue in lieu of cash dividends to the holders of its Series A Preferred Stock payment of the dividend due on November 21, 2008 in shares of applicable Series A Preferred Stock, (iii) increase the number of shares of its Series A Preferred Stock from 39,300,000 to 40,280,000, (iv) increase the authorized number of shares of its Series A Preferred Stock designated as Series A-4 Preferred Stock from 9,000,000 to 9,150,000, (v) decrease the authorized number of shares of its preferred stock, par value $0.001 per share, designated as preferred shares that the Corporation’s Board of Directors may use to create one or more additional classes or series of preferred stock from 8,700,000 to 7,720,000, and (vi) add certain provisions relating to the designation, relative rights, preference and limitation of a Series A-9 Preferred Stock, as fixed by the Board of Directors before the issuance of such Series.

FOURTH RESTATED CERTIFICATE OF INCORPORATION

OF

MTM TECHNOLOGIES, INC.

FIRST:  The name of the Corporation is MTM Technologies, Inc.

SECOND:  The purposes for which the Corporation is formed are:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York (the “Business Corporation Law”), provided that the Corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

To manufacture, buy, sell, distribute, job, to be a franchise dealer licensee, import, export and otherwise deal in computer software, computer hardware and accessories of every kind and description, and other related and unrelated products at wholesale and at retail and as principal and agent.

To develop, experiment with, conduct research on, manufacture, produce, assemble, buy, rent or otherwise acquire, hold, own, operate, use, install, equip, replace, maintain, service, process, reprocess, repair, remodel, recondition, import, export, sell, lease, market, distribute, transport or otherwise dispose of and generally to deal in and with, as contractor, subcontractor, principal, agent, commission merchant, broker, factor or any combination of the foregoing and at wholesale or retail or both, any and all kinds of computer software, computer hardware and accessories and all allied apparatus, systems, parts, supplies, tools, implements, raw materials, natural products, manufactured articles and products, and goods, wares, merchandise and tangible property of every kind, used or capable of being used for any purpose whatever.

To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or outside the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this Corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell,

convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this Corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

THIRD:  The office of the Corporation is to be located in the County of New York, State of New York.

FOURTH:

A.	Classes of Shares; Definitions.

1.           Authorization.

(a)           The Corporation is authorized to issue two (2) classes of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of capital stock that the Corporation is authorized to issue is one hundred ninety eight million (198,000,000) shares. The total number of shares of Common Stock that the Corporation is authorized to issue is one hundred fifty million (150,000,000) shares, par value $0.001 (the "Common Stock"). The total number of shares of Preferred Stock that the Corporation is authorized to issue is forty eight million (48,000,000), par value $0.001, forty million two hundred eighty thousand (40,280,000) of which are designated as "Series A Preferred Stock", four million two hundred thousand (4,200,000) of which are designated as "Series A-1 Preferred Stock", two million six hundred thousand (2,600,000) of which are designated as "Series A-2 Preferred Stock", seven million two hundred thousand (7,200,000) of which are designated as "Series A-3 Preferred Stock", nine million one hundred fifty thousand (9,150,000) of which are designated as "Series A-4 Preferred Stock", eight million (8,000,000) of which are designated as "Series A-5 Preferred Stock", three million (3,000,000) of which are designated as “Series A-6 Preferred Stock”, four million five hundred thousand (4,500,000) of which are designated as “Series A-7 Preferred Stock”, eight hundred thousand (800,000) of which are designated as "Series A-8 Preferred Stock", and eight hundred thirty thousand (830,000) of which are designated as “Series A-9 Preferred Stock” (the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, Series A-8 Preferred Stock, and Series A-9 Preferred Stock, collectively, the "Series A Preferred Stock").

(b)           The Board of Directors is authorized to divide the seven million seven hundred twenty thousand (7,720,000) shares of Preferred Stock that are not designated as Series A Preferred Stock from time to time into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations or restrictions for the shares of such series. The resolution or resolutions of the Board of Directors providing for the division of such Preferred Stock into series may include the following provisions:

(1)           The distinctive designation of each series and the maximum number of shares of each such series which may be issued, which number may be increased (except where otherwise provided by the Board of Directors in creating the series) or decreased (but not below the number of shares of the series then outstanding) from time to time by action of the Board of Directors;

(2)           Whether the holders of the shares of each such series are entitled to vote and, if so, the matters on which they are entitled to vote, the number of votes to which the holder of each such share is entitled, and whether the shares of such series are to be voted separately or together with shares of other series;

(3)           The dividends to which holders of shares of each such series will be entitled; any restrictions, conditions or limitations upon the payment of those dividends; whether the dividends will be cumulative and, if cumulative, the date or dates from which the dividends will be cumulative;

(4)           Whether the shares of one or more of such series will be subject to redemption and, if so, whether redemption will be mandatory or optional and if optional, at whose option, the manner of selecting shares for redemption, the redemption price and the manner of redemption;

(5)           The amount payable on shares of each such series if there is a liquidation, dissolution or winding up of the Corporation which amount may vary at different dates and depending upon whether the liquidation, dissolution or winding up is voluntary or involuntary;

(6)           The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of each such series;

(7)           Whether the shares of one or more of such series will be convertible into, or exchangeable for, any other types or securities, either at the option of the holder or of the Corporation and, if so, the terms of the conversions or exchanges;

(8)           Any other provisions regarding the powers preferences and rights, and the qualifications, limitations or restrictions, for each such series which are not inconsistent with applicable law.

All shares of such series of Preferred Stock will be identical with each other in all respects, except that shares of any one such series issued at different times may differ as to the dates from which dividends on those shares, if cumulative, shall cumulate.

(c)           Upon the filing and effectiveness (the “Effective Time”), pursuant to the Business Corporation Law, of this Fourth Restated Certificate of Incorporation (this “Fourth Restated Certificate”), each fifteen (15) shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split and in lieu of issuing fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of Common Stock then held on the record date by the holder, and (ii) the average of the high and low trading prices of the Company’s common stock on the NASDAQ Stock Market during regular trading hours for the five (5) trading days immediately preceding the date of the Effective Time, as adjusted for the split ratio.

2.           Issuance of Common Stock.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

3.           Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section B(7) of this Fourth Restated Certificate.

B.	Rights, Preferences, and Limitations of the Classes. The relative rights, preferences, and limitations of the shares of each class will be as follows:

1.           Dividend Rights.

(a)           So long as shares of Series A Preferred Stock remain outstanding, the holders of each share of the Series A Preferred Stock (the "Holders") shall be entitled, from and after May 21, 2006, to receive, and shall be paid semi-annually in arrears in cash out of funds legally available therefor, cumulative dividends, accrued semi-annually, in an amount equal to 6% of the applicable Series A Purchased Shares Purchase Price (as hereinafter defined) per share, (as appropriately adjusted for any stock splits, stock dividends, combinations, and the like after the date of this Fourth Restated Certificate), per annum with respect to each share of the Series A Preferred Stock.

(b)           Notwithstanding anything contained in Section (B)(1)(a) of this ARTICLE FOURTH to the contrary, from and after May 21, 2006 to and including November 21, 2008, dividends may, at the option of the Corporation, be paid to the Holders in cash, or in property or shares of the applicable Series A Preferred Stock valued at the applicable Series A Purchased Shares Purchase Price.

(c)           The Corporation shall not declare or pay any dividends or other distributions on shares of any series of Preferred Stock, other than the Series A Preferred Stock, and the Common Stock until the Holders shall have first received distributions of all accrued dividends as set forth above.

(d)           Subject to the preferential rights of the Holders, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

2.           Liquidation Preference.

(a)           In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, in preference to any distribution to holders of Common Stock, an amount per share equal to the sum of the applicable Series A Purchased Shares Purchase Price (as appropriately adjusted for any stock splits, stock dividends, combinations, and the like after the date of this Fourth Restated Certificate) and any accrued but unpaid dividends on the Series A Preferred Stock.  If upon the occurrence of such event, the assets and funds available to be distributed among the Holders shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders, pro rata, based on the amount each such Holder would receive if such full preferential amounts were paid.

(b)           Upon the completion of the distributions required by Section (B)(2)(a) of this ARTICLE FOURTH, if assets remain in the Corporation, they shall be distributed pro rata to the holders of the Common Stock.

(c)           In the event the Corporation shall propose to take any action regarding the liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the value of the assets to be distributed to the Holders shall be determined in good faith by the consent or vote of the Board of Directors, and such determination shall be binding upon the Holders and holders of Common Stock, except that

(i)           any securities distributed shall be valued as follows:

(A)           securities not subject to investment letter or other similar restrictions on free marketability, unless otherwise agreed or approved in writing by a majority in interest of the Series A Preferred Stock:

(1)           if traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending two (2) trading days prior to the distribution of such securities; and

(2)           if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending two (2) trading days prior to the distribution of such securities; and

(3)           if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the consent or vote of the Board of Directors and such determination shall be binding upon the Holders and holders of Common Stock.

(B)           The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above to reflect the approximate fair market value thereof, as determined in good faith by the consent or vote of the Board of Directors, and such determination shall be binding upon the Holders and holders of the Common Stock; and

(ii)           The value of any other asset shall be determined in good faith by the consent or vote of the Board of Directors.

(d)           A sale, conveyance or disposition of all or substantially all of the capital stock or assets of the Corporation or a merger, consolidation or other transaction or series of related transactions (whether involving the Corporation or a subsidiary thereof) in which the Corporation's shareholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity (a "Transaction"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2, unless the Holders of a majority of the then outstanding shares of the Series A Preferred Stock voting as a single class vote affirmatively or consent in writing that such transaction shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section (B)(2).

3.           Voting.

(a)           Series A Preferred Stock.

(i)           Each Holder shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such Holder are then convertible (as adjusted from time to time pursuant to Section B(4) of this ARTICLE FOURTH below) at the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, at each meeting of shareholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration and on all matters upon which holders of the Common Stock have the right to vote; provided however that, solely for purposes of this Section B(3)(a)(i) of this ARTICLE FOURTH, the number of votes for each share of (1) Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock (collectively, the “Old Series A Preferred Stock”) shall not exceed the number of whole shares of Common Stock into which the shares of Old Series A Preferred Stock held by such Holder would be converted if the applicable Series A Conversion Price were $21.75 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares after the date of this Fourth Restated Certificate), (2) Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock and Series A-7 Preferred Stock shall be one-fifteenth (1/15th) vote per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares after the date of this Fourth Restated Certificate), (3) Series A-8 Preferred Stock, shall be one vote per each share of Common Stock into which the shares of Series A-8

Preferred Stock held by such Holder would be converted if the Series A-8 Conversion Price were $17.655 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares after the date of this Fourth Restated Certificate), and (4) Series A-9 Preferred Stock, shall be one vote per each share of Common Stock into which the shares of Series A-9 Preferred Stock held by such Holder would be converted if the Series A-9 Conversion Price were $8.415 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares after the date of this Fourth Restated Certificate) (the Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, Series A-7 Preferred Stock, Series A-8 Preferred Stock and Series A-9 Preferred Stock, collectively, the "New Series A Preferred Stock").  Except as provided by law, by the provisions of Section B(2)(d) of this ARTICLE FOURTH, by the provisions of subparagraphs (ii) and (iii) of this Section B(3) below or by the provisions establishing any other series of Preferred Stock, Holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

(ii)           The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock, whether through an amendment or alteration of this Fourth Restated Certificate, the Corporation’s bylaws or otherwise, so as to affect adversely such Series A Preferred Stock, without the approval of the Holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.  For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization of any shares of capital stock on a parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall also be deemed to affect adversely the Series A Preferred Stock.

(iii)           So long as at least 30% of the shares of Series A Preferred Stock actually issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, recapitalizations involving equity of the Corporation, reclassifications or other similar events involving a change with respect to the Series A Preferred Stock after the date of this Fourth Restated Certificate), without the approval of the Holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately from any other class of the Corporation’s capital stock, but together as a single group, the Corporation will not:

(1)           consummate a merger or consolidation of the Corporation or the sale of all or substantially all of the assets of the Corporation;

(2)           make an acquisition or series of related acquisitions for consideration aggregating more than $30,000,000 in value;

(3)           issue any other class or series of capital stock of the Corporation ranking as to dividend rights, redemption rights, liquidation preference and other rights on parity or senior to the Series A Preferred Stock;

(4)           pay any dividends or distributions on the capital stock of the Corporation, except for dividends on the Series A Preferred Stock as provided in this Fourth Restated Certificate;

(5)           amend this Fourth Restated Certificate or the Corporation’s bylaws to adversely affect the voting powers, preferences or other rights of the Series A Preferred Stock;

(6)           consent to any liquidation, dissolution, re-capitalization or reorganization of the Corporation;

(7)           borrow funds (in one or a series of related borrowings) in an amount exceeding $5,000,000 other than (i) revolving lines of credit provided by lenders based upon the Corporation's accounts receivable, (ii) floor plan financings not to exceed $25,000,000 on customary terms and conditions and (iii) renewals or replacements of the Corporation’s existing lines of credit and floor plan financings; or

(8)           redeem or purchase any of the capital stock of the Corporation, except repurchases of Common Stock held by employees upon termination of employment pursuant to employment agreements in effect on May 21, 2004.

(b)           Common Stock.  The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meetings).

4.              Conversion Rights.

(a)           Series A Preferred Stock.  The Series A Preferred Stock shall have the conversion rights as follows:

(i)           A Holder shall have the right, at its option, at any time and from time to time, and without the payment of additional consideration by such Holder, to convert any shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as obtained by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by, initially, the applicable Series A Purchased Shares Purchase Price and (ii) dividing the result by the conversion price equal to, (A) with respect to the Series A-1 Preferred Stock, $28.9800 per share (subject to adjustment, the "Series A-1 Conversion Price"), (B) with respect to the Series A-2 Preferred Stock, $35.8140 per share (subject to adjustment, the "Series A-2 Conversion Price"), (C) with respect to the Series A-3 Preferred Stock, $41.5080 per share (subject to adjustment, the "Series A-3 Conversion Price"), (D) with respect to the Series A-4 Preferred Stock, $41.5080 per share (subject to adjustment, the "Series A-4 Conversion Price"), (E) with respect to the Series A-5 Preferred Stock, $41.5080 per share (subject to adjustment, the "Series A-5 Conversion Price"), (F) with respect to the Series A-6 Preferred Stock, $21.3765 per share (subject to adjustment, the "Series A-6 Conversion Price"), (G) with respect to the Series

A-7 Preferred Stock, $8.4150 per share (subject to adjustment, the "Series A-7 Conversion Price"), (H) with respect to the Series A-8 Preferred Stock, $8.4150 per share (subject to adjustment, the "Series A-8 Conversion Price"), (I) with respect to the Series A-9 Preferred Stock, $8.4150 per share (subject to adjustment, the "Series A-9 Conversion Price"), (such Series A-1 Conversion Price, Series A-2 Conversion Price, Series A-3 Conversion Price, Series A-4 Conversion Price, Series A-5 Conversion Price, Series A-6 Conversion Price, Series A-7 Conversion Price, Series A-8 Conversion Price or Series A-9 Conversion Price or any of the aforementioned as adjusted, hereafter referred to as the "Series A Conversion Price", as applicable). To the extent that dividends may be declared in accordance with the Business Corporation Law, accrued but unpaid dividends will be paid in cash on any such conversion. If such dividends are not paid at any such time, such dividends will remain outstanding until they may be paid and at such time such dividends shall be paid in cash together with interest on such outstanding amount and, to the extent permitted by applicable law, interest on such interest at the rate of 6% per annum from the date of such conversion to the date of such payment calculated on an actual days basis.

(ii)           (A)           After the date that is 18 months following the most recent date of issuance of the Old Series A Preferred Stock, the outstanding Old Series A Preferred Stock shall be automatically converted into Common Stock at the applicable Series A Conversion Price then in effect on the date on which the Volume-Weighted Average Price of the Corporation’s Common Stock for the immediately preceding sixty (60) consecutive trading days exceeds four (4) times the weighted average of the applicable Series A Conversion Prices.  After the date that is 18 months following the most recent date of issuance of the New Series A Preferred Stock, the outstanding New Series A Preferred Stock shall be automatically converted into Common Stock at the applicable Series A Conversion Price then in effect on the date on which the Volume-Weighted Average Price of the Corporation’s Common Stock for the immediately preceding sixty (60) consecutive trading days exceeds four (4) times the applicable Series A Conversion Price.  To the extent that dividends may be declared in accordance with the Business Corporation Law, accrued but unpaid dividends will be paid in cash on any such conversion.  If such dividends are not paid at any such time, such dividends will remain outstanding until they may be paid and at such time such dividends shall be paid in cash together with interest on such outstanding amount and, to the extent permitted by applicable law, interest on such interest at the rate of 6% per annum from the date of such conversion to the date of such payment calculated on an actual days basis.

(B)           Notwithstanding anything to the contrary herein, no shares of outstanding Series A Preferred Stock shall be automatically converted into Common Stock pursuant to this paragraph unless at the time of such proposed conversion the Corporation shall have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of Common Stock issued or issuable to the Holders (A) on conversion of the Series A Preferred Stock then issued or issuable to such Holders, (B) on exercise of all of the warrants to purchase Common Stock of the Corporation pursuant to the Initial Purchase Agreement, (C) on exercise of all of the warrants to purchase Common Stock of the Corporation pursuant to the New Purchase Agreement and such shares of Common Stock have been listed on the NASDAQ Stock Market (or other national stock exchange or national over-the-counter bulletin board approved by the Holders of a majority of the then outstanding shares of Series A Preferred Stock).

(iii)           In order to convert Series A Preferred Stock into full shares of Common Stock if (i) such conversion is pursuant to paragraph (i) of this Section B(4)(a), the Holder shall (A) fax a copy of a fully executed notice of conversion ("Notice of Conversion") to the Corporation at the office of the Corporation or to the Corporation's designated transfer agent (the "Transfer Agent") for the Series A Preferred Stock stating that the Holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series A Preferred Stock to be converted, the Series A Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted) and (B) surrender to a nationally recognized courier service for either overnight or two (2) day delivery to the office of the Corporation or its Transfer Agent, the original certificates representing the Series A Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for transfer, and (ii) such conversion is pursuant to paragraph (ii) of this Section B(4)(a), the Corporation shall fax a copy of a Notice of Conversion to the Holders stating that the shares of Series A Preferred Stock have been automatically converted into Common Stock, which notice shall specify the date of such automatic conversion, the number of shares of Series A Preferred Stock that have been converted, the Series A Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion; provided, however, that the Corporation's failure to issue a Notice of Conversion shall not affect the automatic conversion of such shares of Series A Preferred Stock and the automatic cancellation of the certificates representing such shares of Series A Preferred Stock.  In the event of an automatic conversion pursuant to paragraph (ii) of this Section B(4)(a), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the Holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its Transfer Agent and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the Transfer Agent as provided above, or the Holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of paragraph (iv) of this Section B(4)(a) below).

(iv)           Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Corporation, or (in the case of mutilation) upon surrender and cancellation of such Preferred Stock Certificates, the Corporation will issue, in lieu thereof, new Preferred Stock Certificates of like tenor.

(v)           The Series A Conversion Price shall be subject to adjustment from time to time after the date of this Fourth Restated Certificate as follows:

(1)           Except as provided in subparagraph (v)(2) of this Section B(4)(a) below, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs (A) through (H) of this Section B(4)(a)(v)(1) below, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a Series A Conversion Price, except for the Series A-7 Conversion Price, the Series A-8 Conversion Price, and the Series A-9 Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the applicable Series A Conversion Price, except for the Series A-7 Conversion Price, the Series A-8 Conversion Price, and the Series A-9 Conversion Price, shall be reduced to the price determined by dividing (x) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Series A Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of determining the number of shares of Common Stock outstanding as provided in clauses (x) and (y) above, the number of shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock, exercise of all outstanding Options (as defined below) and conversion of all outstanding Convertible Securities (as defined below) shall be deemed to be outstanding.  Notwithstanding the foregoing, with respect to the Series A-7 Preferred Stock, the Series A-8 Conversion Price, and the Series A-9 Conversion Price, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs (A) through (H) of this Section B(4)(a)(v)(1) below, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a Series A-7 Conversion Price, the Series A-8 Conversion Price, or the Series A-9 Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A-7 Conversion Price, the Series A-8 Conversion Price, and the Series A-9 Conversion Price  shall be reduced to the price that is the purchase price of such Common Stock so issued or sold.

For purposes of subparagraph (1) of this Section B(4)(a)(v), the following subparagraphs (A) to (H) of this Section B(4)(a)(v)(1) shall also be applicable:

(A)           In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding.  Except as otherwise provided in subparagraph (C) of this Section B(4)(a)(v)(1), no adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B)           In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than a Series A Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph (C) of this Section B(4)(a)(v)(1), no adjustment of such Series A Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of such Series A Conversion Price have been or are to be made pursuant to other provisions of this Section B(4)(a)(v)(1), no further adjustment of such Series A Conversion Price shall be made by reason of such issue or sale.

(C)           Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (A) of this Section B(4)(a)(v)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (A) or (B) of this Section B(4)(a)(v)(1), or the rate at which Convertible Securities referred to in subparagraph (A) or (B) of this Section B(4)(a)(v)(1) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series A Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series A Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Series A Conversion Price then in effect hereunder shall forthwith be increased to the Series A Conversion Price which would have been in effect at the time of such termination had such

Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(D)           In the event of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the current Series A Conversion Price, if previously adjusted in accordance with this Section B(4), shall, upon such termination, be changed to the Series A Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, only been issued in amounts necessary to allow for the number of shares of Common Stock actually issued upon the conversion, exchange or exercise of such Option or Convertible Securities, and the shares of Common Stock issuable thereunder shall no longer be deemed to be outstanding.

(E)           In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(F)           In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.  In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.  In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

(G)           In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(H)           The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this of this Section B(4)(a)(v)(1)(H).

(2)           Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series A Conversion Price in the case of the issuance after the date of this Fourth Restated Certificate of (a) shares of Common Stock sold to, or Options to purchase Common Stock granted by the Corporation to, employees, consultants, officers, or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and approved by a majority of the Board of Directors; (b) any shares of Common Stock upon the conversion of shares of Series A Preferred Stock; (c) any shares of Common Stock pursuant to which the Series A Conversion Price is adjusted under subparagraphs (3), (4) or (5) of this Section B(4)(a)(v); (d) any shares of Common Stock issued pursuant to the exchange, conversion or exercise of any Options or Convertible Securities that have previously been incorporated into computations hereunder on the date when such Options or Convertible Securities were issued; (e) the issuance and sale of securities in connection with a strategic investment or similar transaction approved by a majority of the Board of Directors; (f) securities issued for consideration other than cash pursuant to a merger, consolidation or similar business combination or acquisition of assets as approved by a majority of the Board of Directors; (g) the issuance of shares in connection with a firm commitment underwritten public offering of Common Stock with a nationally recognized investment banking firm at a price per share offered to the public of at least $75.00 per share of Common Stock which results in gross cash proceeds to the Corporation of at least $25,000,000; (h) any shares of Series A Preferred Stock issued in the form of a dividend to any Holder; or (i) any shares of Common Stock issued on exercise of any warrants issued by the Corporation on or prior to December 10, 2004 and warrants issued in connection with the issuance of New Series A Preferred Stock or any debt instrument convertible into New Series A Preferred Stock.

(3)           In the event the outstanding shares of Common Stock shall be subdivided or increased, by stock split or stock dividend, into a greater number of shares of Common Stock, the number of shares of Common Stock into which any Series A Preferred Stock is convertible shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately increased.  In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares of Common Stock into which any Series A Preferred Stock is convertible shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

(4)           If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the number of shares of Common Stock into which any Series A Preferred Stock is convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the Holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holders upon conversion of the Series A Preferred Stock immediately before that change.

(5)           In case of any consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, the Series A Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of the Series A Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holders shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

(vi)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section B(4)(a) the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment in accordance with the terms hereof and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series A Preferred Stock.

(vii)           The Corporation no later than 6:00 p.m. (New York City time) on the third (3rd) business day after receipt by the Corporation or its Transfer Agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a nationally recognized overnight delivery service for either overnight or (if delivery is outside the United States) two (2) day delivery to the Holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

(viii)                      The date on which a voluntary conversion pursuant to Section B(4)(a)(i) occurs (the "Date of Voluntary Conversion") shall be deemed to be the date the applicable Notice of Conversion is faxed to the Corporation or the Transfer Agent, as the case may be, provided that the advance copy of the Notice of Conversion is faxed to the Corporation on or prior to 6:00 p.m., New York City time, on the Date of Conversion.  An automatic conversion pursuant to Section 4(a)(ii) shall occur on the date on which such automatic conversion is deemed to occur pursuant to Section B(4)(a)(ii) (the "Date of Automatic Conversion", and together with the Date of Voluntary Conversion, the "Date of Conversion").  The original Preferred Stock certificates representing the shares of Series A Preferred Stock to be converted shall be surrendered by depositing such certificates with a nationally recognized overnight delivery service for either overnight or two (2) day delivery, as soon as practicable following the Date of Voluntary Conversion or as soon as practicable following the date such Holder receives notice of the Date of Automatic Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Date of Conversion.

(ix)           No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Series A Preferred held by each Holder could be converted) pay cash equal to such fraction multiplied by the market price per share of Common Stock (as determined in a reasonable manner by the Board of Directors) at the close of business on the Date of Conversion.

(x)           In the event that the Corporation shall propose at any time:

(1)           to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend;

(2)           to effect any reclassification or recapitalization of its Common Stock; or

(3)           to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Corporation shall send to the Holders of the Series A Preferred Stock:

(A)           at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (2) and (3) above; and

(B)           in the case of the matters referred to in (2) and (3) above, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holders at the address for each such Holder as shown on the books of the Corporation.

(xi)           The Corporation will not, by amendment of this Fourth Restated Certificate or through any reorganization, transfer of assets, consolidation, merger, dissolution,

issue or sale of securities or any other voluntary action (other than actions taken in good faith), avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in carrying out all the provisions of this Article and in taking all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

(xii)           All shares of the Series A Preferred Stock which shall have been subject to a voluntary conversion pursuant to subparagraph (i) of Section B(4)(a) of this ARTICLE FOURTH or to an automatic conversion pursuant to subparagraph (ii) of Section B(4)(a) of this ARTICLE FOURTH shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the Holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any unpaid dividends thereon.  Any shares of the Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock.

(b)           The Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all such outstanding Series A Preferred Stock.

(c)           The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation upon conversion of any shares of Series A Preferred Stock, as the case may be; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

(d)           If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.  If, and so long as, any Common Stock into which the shares of Series A Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance all shares of such Common Stock issuable upon conversion.

(e)           All shares of Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock will be, upon issuance by the Corporation duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result

(including without limitation any action which would cause any Series A Conversion Price to be less than the par value, if any, of the Common Stock).

(f)           If any adjustment under this Section B(4)(a)(v) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be rounded to the nearest whole number of shares with one-half share being rounded up.

5.           Preemptive Rights.

(a)           Each Holder shall be entitled to purchase its pro rata share (calculated by multiplying the number of securities to be issued in such equity offering including those issued pursuant this Section 5 by a fraction, the numerator of which is the number of shares of Common Stock held by such holder on a Fully Diluted Basis and the denominator of which is the number of shares of Common Stock held by all such holders of securities of the Corporation on a Fully Diluted Basis) of any future private equity offering by the Corporation.

(b)           Notwithstanding anything contained in this Section B(5)(a) of this ARTICLE FOURTH to the contrary, the preemptive rights of the Holders shall not apply to (a) shares of Common Stock sold to, or options to purchase Common Stock granted by the Corporation to, employees, consultants, officers, or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and approved by a majority of the Board of Directors; (b) any shares of Common Stock issued upon the conversion of shares of Series A Preferred Stock; (c) any shares of Common Stock issued in a transaction pursuant to which the Series A Conversion Price is adjusted under subparagraph (3), (4) or (5) of Section B(4)(a)(v) of this ARTICLE FOURTH; (d) any shares of Common Stock issued pursuant to the exchange, conversion or exercise of any Options or Convertible Securities that have previously been incorporated into computations hereunder on the date when such Options or Convertible Securities were issued; (e) the issuance and sale of securities in connection with a strategic investment or similar transaction approved by a majority of the Board of Directors; (f) securities issued for consideration other than cash pursuant to a merger, consolidation or similar business combination or acquisition of assets as approved by a majority of the Board of Directors; (g) the issuance of shares in connection with a firm commitment underwritten public offering of Common Stock with a nationally recognized investment banking firm at a price per share offered to the public of at least $75.00 per share of Common Stock which results in gross cash proceeds to the Corporation of at least $25,000,000; (h) any shares of Series A Preferred Stock issued in the form of a dividend to any Holder; or (i) any shares of Common Stock issued on exercise of any warrants issued by the Corporation on or prior to December 10, 2004 and warrants issued in connection with the issuance of New Series A Preferred Stock or any debt instrument convertible into New Series A Preferred Stock.

(c)           Except as granted to the Holders of Series A Preferred Stock pursuant to this Fourth Restated Certificate and except as may be provided to shareholders in connection with the issuance of additional preferred stock pursuant to Section A(1)(b) of this ARTICLE FOURTH, no shareholder of the Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any other securities convertible into or carrying rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or the issuance of shares upon exercise of any rights or options or upon conversion of such other securities would adversely affect the dividend or voting rights of such shareholder.

6.           General Provisions.

(a)           The term “Person” or “person” as used herein means any corporation, partnership, trust, organization, association, other entity or individual.

(b)           The term “outstanding” when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

(c)           The headings of the paragraphs, subparagraphs, clauses and subclauses herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

7.           Definitions.  The following capitalized terms shall have the following meanings:

"Fully Diluted Basis" means when used in reference to the number of shares of Common Stock held by a Person at any time, a number of shares of Common Stock equal to the sum of (x) the number of issued and outstanding shares of Common Stock then held by or such Person, plus (y) the total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all Convertible Securities and Options issued and outstanding at such time that are then held by such Person.

“Initial Purchase Agreement” means that certain Purchase Agreement, dated January 29, 2004, between the Corporation and the purchasers named therein.

“New Purchase Agreement” means that certain Purchase Agreement, dated December 10, 2004, between the Corporation and the purchasers named therein.

“Series A Purchased Shares Purchase Price” means the (i) Series A-1 Purchased Shares Purchase Price, (ii) Series A-2 Purchased Shares Purchase Price (iii) Series A-3 Purchased Shares Purchase Price, (iv) Series A-4 Purchased Shares Purchase Price, (v) Series A-5 Purchased Shares Purchase Price, (vi) Series A-6 Purchased Shares Purchase Price, (vii) Series A-7 Purchased Shares Purchase Price, (viii) Series A-8 Purchased Shares Purchase Price, or (ix) Series A-9 Purchased Shares Purchase Price, as applicable.

“Series A-1 Purchased Shares Purchase Price” means $2.15 per share.

“Series A-2 Purchased Shares Purchase Price” means $2.75 per share.

“Series A-3 Purchased Shares Purchase Price”, means $3.25 per share.

“Series A-4 Purchased Shares Purchase Price” means $3.25 per share.

“Series A-5 Purchased Shares Purchase Price” means $3.25 per share.

“Series A-6 Purchased Shares Purchase Price” means $1.485 per share.

“Series A-7 Purchased Shares Purchase Price” means $1.199 per share.

“Series A-8 Purchased Shares Purchase Price” means $4.708 per share.

“Series A-9 Purchased Shares Purchase Price” means $0.561 per share.

“Volume-Weighted Average Price”  shall mean with respect to a security for any period, the sum of a number of daily calculations for each day in such period, and each daily calculation being equal to (i) the closing bid price for such security on NASDAQ or an applicable national securities exchange on such day multiplied by (ii) a fraction, the numerator of which the number of shares of such security traded as reported by NASDAQ or such national securities exchange for such day, and the denominator of which is the sum of all of the daily number of shares of such security traded as reported by NASDAQ or such national securities exchange during such period.

FIFTH:  In furtherance of and not in limitation of powers conferred by statute, it is further provided:

(a).           Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

(b).           Subject to Section (B)(3)(a)(iii)(5) of ARTICLE FOURTH, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, except as and to the extent provided in the By-laws of the Corporation.

SIXTH:  Whenever the shareholders of the Corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

SEVENTH:  Whenever the Corporation proposes to participate in a merger or consolidation under Section 901 of the Business Corporation Law, the plan of merger or consolidation shall be adopted at a meeting of the shareholders of the Corporation or by written consent, in each case, by a majority of the votes of the shares entitled to vote thereon.

EIGHTH:  Whenever the Corporation proposes to sell, lease, exchange or dispose of all or substantially all of the assets of the Corporation under Section 909 of the Business Corporation Law, the sale, lease, exchange or disposition shall be adopted at a meeting of the shareholders of the Corporation or by written consent, in each case, by a majority of the votes of the shares entitled to vote thereon.

NINTH:  Whenever the Corporation proposes to dissolve the Corporation under Section 1001 of the Business Corporation Law, the dissolution shall be adopted at a meeting of the shareholders of the Corporation or by written consent, in each case, by a majority of the votes of the shares entitled to vote thereon.

TENTH:  The Corporation shall have perpetual existence.

ELEVENTH:  Pursuant to Section 402(b) of the Business Corporation Law, the liability of the Corporation’s directors to the Corporation or its shareholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law as it exists on the date hereof or as it may hereafter be amended.  No amendment to or repeal of this ARTICLE ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TWELFTH:  Except as may otherwise be specifically provided in this Fourth Restated Certificate, no provision of this Fourth Restated Certificate is intended by the Corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the Corporation, its shareholders and its directors, officers and other corporate personnel, including in particular, the power of the Corporation to furnish indemnification to directors in the capacities described in and prescribed by the Business Corporation Law and defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

THIRTEENTH:  The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served on him is:  Corporation Service Company, 80 State Street, Albany, NY, 12207.

4.           The foregoing Fourth Restated Certificate of the Corporation was authorized by the Board of Directors followed by the written consent of the holders of at least a majority of all of the outstanding shares of common stock the Corporation entitled to vote on this restatement of the Certificate of Incorporation, as amended, and by the written consent of the holders of at least a majority of the Series A Preferred Stock entitled to vote on this restatement of the Certificate of Incorporation, as amended.

IN WITNESS WHEREOF, we have signed this Certificate on the ___ day of June, 2008 and we affirm the statements contained herein are true under the penalty of perjury

By:
Name: Steven Stringer Title: President and Chief Operating Officer

By:
Name: J.W. Braukman III Title: Senior Vice President and Chief Financial Officer